EXECUTION COPY

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                                               Published CUSIP Number: 89989CAA9



                                CREDIT AGREEMENT

                          Dated as of December 5, 2005

                                      among

                             TUPPERWARE CORPORATION
                 (to be renamed TUPPERWARE BRANDS CORPORATION),

                                as the Borrower,

                             BANK OF AMERICA, N.A.,

                as Administrative Agent, Swing Line Lender and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto


                         BANC OF AMERICA SECURITIES LLC
                                       and
                            JPMORGAN SECURITIES INC.,
                as Joint Lead Arrangers and Joint Book Managers


                                  $975,000,000

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

                                TABLE OF CONTENTS

SECTION                                                                     PAGE


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01  Defined Terms.........................................................1
1.02  Other Interpretive Provisions........................................37
1.03  Accounting Terms.....................................................38
1.04  Rounding.............................................................38
1.05  Times of Day.........................................................38
1.06  Letter of Credit Amounts.............................................38
1.07  Currency Equivalents Generally.......................................38

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01  The Loans............................................................39
2.02  Borrowings, Conversions and Continuations of Loans...................39
2.03  Letters of Credit....................................................41
2.04  Swing Line Loans.....................................................49
2.05  Prepayments..........................................................52
2.06  Termination or Reduction of Commitments..............................55
2.07  Repayment of Loans...................................................56
2.08  Interest.............................................................58
2.09  Fees.................................................................58
2.10  Computation of Interest and Fees.....................................59
2.11  Evidence of Debt.....................................................59
2.12  Payments Generally; Administrative Agent's Clawback..................59
2.13  Sharing of Payments by Lenders.......................................61
2.14  Increase in Term B Commitments.......................................62

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01  Taxes................................................................63
3.02  Illegality...........................................................65
3.03  Inability to Determine Rates.........................................66
3.04  Increased Costs; Reserves on Eurodollar Rate Loans...................66
3.05  Compensation for Losses..............................................68
3.06  Mitigation Obligations; Replacement of Lenders.......................68
3.07  Survival.............................................................69

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01  Conditions of Initial Credit Extension...............................69

4.02  Conditions to all Credit Extensions..................................73

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01  Existence, Qualification and Power; Compliance with Laws.............74
5.02  Authorization; No Contravention......................................75
5.03  Governmental Authorization; Other Consents...........................75
5.04  Binding Effect.......................................................75
5.05  Financial Statements; No Material Adverse Effect.....................76
5.06  Litigation...........................................................76
5.07  No Default...........................................................77
5.08  Ownership of Property; Liens; Investments............................77
5.09  Environmental Compliance.............................................78
5.10  Insurance............................................................79
5.11  Taxes................................................................79
5.12  ERISA Compliance.....................................................79
5.13  Subsidiaries; Equity Interests; Loan Parties.........................80
5.14  Margin Regulations; Investment Company Act...........................80
5.15  Disclosure...........................................................81
5.16  Compliance with Laws.................................................81
5.17  Intellectual Property; Licenses, Etc.................................81
5.18  Solvency.............................................................82
5.19  Casualty, Etc........................................................82

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

6.01  Financial Statements.................................................82
6.02  Certificates; Other Information......................................83
6.03  Notices..............................................................86
6.04  Payment of Obligations...............................................87
6.05  Preservation of Existence, Etc.......................................87
6.06  Maintenance of Properties............................................87
6.07  Maintenance of Insurance.............................................87
6.08  Compliance with Laws.................................................88
6.09  Books and Records....................................................88
6.10  Inspection Rights....................................................88
6.11  Use of Proceeds......................................................88
6.12  Covenant to Guarantee Obligations and Give Security..................88
6.13  Compliance with Environmental Laws...................................93
6.14  Preparation of Environmental Reports.................................93
6.15  Further Assurances...................................................93
6.16  Interest Rate Hedging................................................93
6.17  Compliance with Material Contracts...................................94
6.18  Protected Subsidiaries and Financing Subsidiaries....................94
6.19  Post-Closing Requirements............................................94

                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01  Liens................................................................95
7.02  Indebtedness.........................................................97
7.03  Investments..........................................................99
7.04  Fundamental Changes.................................................102
7.05  Dispositions........................................................102
7.06  Restricted Payments.................................................104
7.07  Change in Nature of Business........................................104
7.08  Transactions with Affiliates........................................105
7.09  Burdensome Agreements...............................................105
7.10  Use of Proceeds.....................................................105
7.11  Financial Covenants.................................................106
7.12  Amendments of Organization Documents................................106
7.13  Accounting Changes..................................................107
7.14  Prepayments, Etc. of Indebtedness...................................107
7.15  Amendment, Etc. of Related Documents and Indebtedness...............107
7.16  Wholly Owned Subsidiaries...........................................107
7.17  Speculative Transactions............................................107
7.18  Formation of Subsidiaries...........................................107

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

8.01  Events of Default...................................................107
8.02  Remedies upon Event of Default......................................110
8.03  Application of Funds................................................111

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

9.01  Appointment and Authority...........................................112
9.02  Rights as a Lender..................................................112
9.03  Exculpatory Provisions..............................................113
9.04  Reliance by Administrative Agent....................................114
9.05  Delegation of Duties................................................114
9.06  Resignation of Administrative Agent.................................114
9.07  Non-Reliance on Administrative Agent and Other Lenders..............115
9.08  No Other Duties, Etc................................................115
9.09  Administrative Agent May File Proofs of Claim.......................115
9.10  Collateral and Guaranty Matters.....................................116

                                    ARTICLE X
                                  MISCELLANEOUS

10.01 Amendments, Etc.....................................................117

10.02 Notices and Other Communications; Facsimile Copies..................119
10.03 No Waiver; Cumulative Remedies......................................120
10.04 Expenses; Indemnity; Damage Waiver..................................121
10.05 Payments Set Aside..................................................122
10.06 Successors and Assigns..............................................123
10.07 Treatment of Certain Information; Confidentiality...................127
10.08 Right of Setoff.....................................................127
10.09 Interest Rate Limitation............................................128
10.10 Counterparts; Integration; Effectiveness............................128
10.11 Survival of Representations and Warranties..........................128
10.12 Severability........................................................129
10.13 Replacement of Lenders..............................................129
10.14 Governing Law; Jurisdiction; Etc....................................130
10.15 Waiver of Jury Trial................................................130
10.16 USA PATRIOT Act Notice..............................................131

SIGNATURES................................................................S-1

ANNEXES

      I      Assignment Fees

SCHEDULES

      1.01(a) Existing Letters of Credit
      1.01(b) Significant Foreign Subsidiaries
      2.01    Commitments and Applicable Percentages
      5.03    Governmental Authorizations and Other Consents
      5.05    Supplement to Interim Financial Statements
      5.08(b) Existing Liens
      5.08(c) Owned Real Property
      5.08(d) Leased Real Property
      5.08(e) Existing Investments
      5.11    Tax Sharing Agreements
      5.13    Subsidiaries and Other Equity Investments; Loan Parties
      6.12    Guarantors
      6.19    Initial Mortgaged Properties
      7.02(d) Existing Indebtedness
      7.02(m) Secured Foreign Credit Lines
      10.02   Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS

      FORM OF

      A        Committed Loan Notice
      B        Swing Line Loan Notice
      C-1      Term B Note
      C-2      Revolving Credit Note
      D        Compliance Certificate
      E        Assignment and Assumption
      F        Guaranty
      G        Security Agreement
      H        Mortgage
      I-1      Opinion Matters - New York Counsel to Loan Parties
      I-2      Opinion Matters - Delaware Counsel to Loan Parties
      I-3      Opinion Matters - General Counsel to Loan Parties

                                CREDIT AGREEMENT

           This CREDIT AGREEMENT ("AGREEMENT") is entered into as of December 5, 2005, among TUPPERWARE CORPORATION, a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Securities Inc. as Syndication Agent (the "SYNDICATION AGENT"), and Key Bank, National Association and Calyon Corporate and Investment Bank and Mizuho, Corporate Bank, Ltd., as Co-Documentation Agents (collectively, the "DOCUMENTATION AGENTS").

                             PRELIMINARY STATEMENTS:

           Pursuant to a Securities and Asset Purchase Agreement dated as of August 10, 2005 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "PURCHASE AGREEMENT") between the Borrower and Sara Lee Corporation, a Maryland corporation (the "SELLER"), the Borrower has agreed to consummate the acquisition (the "ACQUISITION") of the Business (as defined in the Purchase Agreement).

           The Borrower has requested that (a) immediately upon the consummation of the Acquisition, the Lenders lend to the Borrower $775,000,000 to (i) finance the Acquisition, (ii) refinance certain existing indebtedness of the Borrower and its subsidiaries and (iii) pay fees and expenses incurred in connection with the Transaction (as hereinafter defined) and (b) from time to time, the Lenders lend to the Borrower and the L/C Issuer (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower to provide a revolving credit facility of $200,000,000 for the Borrower.

           The Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

           In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

           1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

           "ACQUISITION" has the meaning specified in the Preliminary Statements to this Agreement.

           "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

           "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

           "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

           "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.

           "AGENTS" means, collectively, the Administrative Agent (including in its capacity as collateral agent), the Syndication Agents, the Documentation Agents and any other agent appointed pursuant to the provisions of any Collateral Document.

           "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

           "AGGREGATE CREDIT EXPOSURES" means, at any time, in respect of (a) the Term B Facility, the aggregate amount of the Term B Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (x) the unused portion of the Revolving Credit Facility at such time and (y) the Total Revolving Credit Outstandings at such time.

           "AGREEMENT" means this Credit Agreement.

           "APPLICABLE COMMITMENT FEE PERCENTAGE" means, at any time, in respect of the Revolving Credit Facility, (a) for the first two fiscal quarters of the Borrower ended following the Closing Date, 0.50% per annum and (b) thereafter, a percentage per annum determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(B):

          -----------------------------------------
             Applicable Commitment Fee Percentage
          -----------------------------------------
          Pricing     Consolidated    Commitment
           Level     Leverage Ratio      Fee
          -----------------------------------------
             1         >2.00:1.00       0.50%
          -----------------------------------------
             2         <2.00:1.00       0.375%
                       -
          -----------------------------------------

           Any increase or decrease in the Applicable Commitment Fee Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(B); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with SECTION 6.02(B), then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date that such Compliance Certificate is delivered, after which time, the Applicable Commitment Fee Percentage shall again be determined by the Consolidated Leverage Ratio as set forth in such Compliance Certificate.

           "APPLICABLE PERCENTAGE" means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the

Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender's Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender's Term B Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
SECTION 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

           "APPLICABLE RATE" means (a) in respect of the Revolving Credit Facility, (i) for the first two fiscal quarters of the Borrower ended following the Closing Date, 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans and (ii) thereafter, a percentage per annum determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(B):

          ---------------------------------------------
                         Applicable Rate
          ---------------------------------------------
                                   Eurodollar
                                      Rate
                                    (Letters
          Pricing   Consolidated      of       Base
           Level   Leverage Ratio   Credit)    Rate
          ---------------------------------------------
             1         >3.50:1       1.75%     0.75%
          ---------------------------------------------
             2       >3.00:1 but     1.50%     0.50%
                     < to 3.50:1
                     -
          ---------------------------------------------
             3       >2.50:1 but     1.25%     0.25%
                     <  3.0:1
                     -
          ---------------------------------------------
             4       >2.00:1 but     1.00%     0.00%
                     < 2.50:1
                     -
          ---------------------------------------------
             5         <2.00:1       0.75%     0.00%
          ---------------------------------------------

and (b) in respect of the Term B Facility, 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans.

           Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(B); PROVIDED, HOWEVER, if a Compliance Certificate is not delivered when due in accordance with SECTION 6.02(B), then Pricing Level 1 shall apply in respect of the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date that such Compliance Certificate is delivered, after which time, the Applicable Rate in respect of the Revolving Credit Facility shall again be determined by the Consolidated Leverage Ratio as set forth in such Compliance Certificate.

           "APPLICABLE REVOLVING CREDIT PERCENTAGE" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

           "APPROPRIATE LENDER" means, at any time, (a) with respect to either the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to SECTION 2.03(A), the Revolving Credit Lenders and
(c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to SECTION 2.04(A), the Revolving Credit Lenders.

           "APPROVED FUND" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

           "ARRANGER" means Banc of America Securities LLC and JPMorgan Securities Inc., in their respective capacities as joint lead arranger and joint book manager.

           "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 10.06(b)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

           "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

           "AUDITED FINANCIAL STATEMENTS" means, collectively, (a) the audited consolidated balance sheet of the Borrower and its then Subsidiaries for the fiscal year ended December 25, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its then Subsidiaries, including the notes thereto and (b) the audited consolidated balance sheet of the Business for the fiscal year ended July 2, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flow for such fiscal year of the Business, including the notes thereto.

           "AVAILABILITY PERIOD" means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to SECTION 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 8.02.

           "BANK OF AMERICA" means Bank of America, N.A. and its successors.

           "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate PLUS 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

           "BASE RATE LOAN" means a Revolving Credit Loan or a Term B Loan that bears interest based on the Base Rate.

           "BCICIS" means BC International Cosmetic & Image Services, Inc., a Delaware corporation.

           "BORROWER" has the meaning specified in the introductory paragraph hereto.

           "BORROWER MATERIALS" has the meaning specified in SECTION 6.02.

           "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term B Borrowing, as the context may require.

           "BUSINESS" has the meaning specified in the Purchase Agreement.

           "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

           "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any and all expenditures made by such Person in such period for assets that are, or should be, set forth as "additions to plant, property and equipment" on the financial statement prepared in accordance with GAAP; PROVIDED, that Capital Expenditures shall not include, except for purposes of determining Excess Cash Flow, any such expenditures (a) made prior to December 31, 2008 in respect of the construction of a manufacturing, distribution and office facility in Aalst, Belgium, adjacent to the existing warehouse facility in an aggregate amount not to exceed $20,000,000, (b) in respect of the development of the Specified Florida Properties in aggregate amount not to exceed $25,000,000, and (c) made prior to December 31, 2007 in connection with the leasing of a new manufacturing facility for BeautiControl North America in an aggregate amount not to exceed $8,000,000.

           "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

           "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(G).

           "CASH DISTRIBUTIONS" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

           "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and customary setoff and similar rights of banks and securities intermediaries in the ordinary course):

               (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; PROVIDED that the full faith and credit of the United States of America is pledged in support thereof;

               (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or
     (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and
     (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than six months from the date of acquisition thereof;

               (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than six months from the date of acquisition thereof;

               (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in CLAUSES (A), (B), (C) and (E) of this definition;

               (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of CLAUSE (B) of this definition or any recognized securities dealer having capital and surplus in excess of $1,000,000,000 having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

               (f) money market mutual or similar funds that invest solely in assets satisfying the requirements of CLAUSES (A) through (E) of this definition;

               (g) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated "AAA" by S&P and "Aaa" by Moody's and (iii) have portfolio assets of at least $1,000,000,000;

               (h) with respect to any Foreign Subsidiary, time deposits with, or insured certificates of deposit or bankers' acceptances of, (i) any commercial bank that is a Lender or an Affiliate of a Lender and is domiciled or organized outside of the United States of America, or (ii) any commercial bank controlled or operated by the government of, or any agency or instrumentality thereof, the jurisdiction in which such Foreign Subsidiary conducts its operations, in each case, (A) having combined capital and surplus in excess of $500,000,000 or the foreign currency equivalent thereof, and (B) whose long-term debt is rated "A" by S&P and "A2" by Moody's or the equivalent thereof by an internationally recognized credit rating agency, in each case, with maturities of not more than 60 days from the date of acquisition thereof;

               (i) with respect to any Foreign Subsidiary, money market mutual or similar funds that invest solely in assets satisfying the requirements of CLAUSE (h) above; and

               (j) with respect to any Foreign Subsidiary, other Investments not made for speculative purposes (including, without limitation, with respect to currency exchange rates) of substantially the same type, maturity and liquidity and issued by comparable governmental and obligors having at least the same creditworthiness as the Investments and obligors listed in CLAUSES(A) through (G) above denominated in the currency of any jurisdiction in which such Foreign Subsidiary conducts its operations.

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

           "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

           "CHANGE OF CONTROL" means an event or series of events by which:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or

               (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

               (c) any "change of control" (or, if no such term is used, any event or condition similar to a Change of Control hereunder) shall occur under any Permitted Financing.

           "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 10.01.

           "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations in effect at any time thereunder.

           "COLLATERAL" means all property and assets intended to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the granting clauses of the Collateral Documents, including all "COLLATERAL" referred to in the Security Agreement and the Initial Mortgaged Properties.

           "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Local Law Collateral Documents, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to SECTION 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

           "COMMITMENT" means a Term B Commitment or a Revolving Credit Commitment or both, as the context may require.

           "COMMITTED LOAN NOTICE" means a notice of (a) a Term B Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(A), which, if in writing, shall be substantially in the form of EXHIBIT A.

           "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D, including, among other things, (a) a determination as to the compliance with the covenants set forth in ARTICLE VII, and SECTION 7.11 in particular, calculation of any definitions used in financial ratios, and (b) a listing of, and calculations in determining, each (i) Material Subsidiary, (ii) Significant Foreign Subsidiary, (iii) Key Foreign Operating Jurisdiction, and
(iv) Key Foreign Pledge Jurisdiction.

           "CONSOLIDATED EBITDA" means, with respect to any Measurement Period (or other specified period), an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries for such Measurement Period (or other specified period) PLUS, without duplication, (a) the following to the extent deducted in calculating such Consolidated Net Income (other than in respect of CLAUSE (VI)):
(i) Consolidated Interest Charges; (ii) the provision for Federal, state, local and foreign income taxes payable (including franchise and similar taxes based on net income); (iii) depreciation and amortization expense; (iv) extraordinary, unusual or non-recurring non-cash charges, expenses or losses (including non-cash reengineering and impairment charges, write-off of goodwill and non-cash charges for deferred tax asset valuation allowances); (v) (A) fees, expenses or charges related to the Acquisition in an aggregate amount not to exceed $30,000,000 (including restructuring fees, expenses and charges incurred within one year after the Closing Date) and (B) any cash payments required to be made in connection with the prepayment of the 2011 Notes on or prior to the Closing Date in an aggregate amount not to exceed $25,000,000; (vi) amounts received in cash from the ITW Settlement in an aggregate amount not to exceed $15,000,000; (vii) any non-cash impairment charges or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142;
(viii) any non-cash expense realized or resulting from any employee benefit plans, post-employment benefit plans, deferred stock compensation plan or grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors and employees of such Person or any of its Subsidiaries; and (ix) non-cash losses or expenses resulting from fair-value accounting required by Statement of Financial Accounting Standards No. 133; in each case, of or by the Borrower and its Subsidiaries for such Measurement Period (or other specified period), and MINUS, without duplication, (b) (i) to the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits; (ii) any amounts paid or payable in cash in any fiscal period during such Measurement Period (or such other specified period) in respect of any non-cash charges, expenses or losses taken in any prior fiscal period (regardless of whether in such Measurement Period (or such other specified period)); and (iii) to the extent included in calculating such Consolidated Net Income, all extraordinary, unusual or non-recurring items increasing Consolidated Net Income, in each case of or by the Borrower and its Subsidiaries for such Measurement Period. For the purposes of calculating Consolidated EBITDA for any Measurement Period (or other specified period), (A) if at any time during such Measurement Period (or other specified period) the Borrower or any Subsidiary shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Measurement Period (or other specified period) shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Measurement Period (or other specified period) or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Measurement Period (or other specified period) and (B) if during such Measurement Period (or other specified period) the Borrower or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA for such Measurement Period (or other specified period) shall be calculated after giving Pro Forma Effect thereto. As used in this definition, "MATERIAL ACQUISITION" means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $15,000,000; and "MATERIAL DISPOSITION" means any Disposition of property or series of related Dispositions of property that has a fair market value of, or yields gross proceeds to the Borrower or any of its Subsidiaries, in excess of $15,000,000.

           "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA, LESS (ii) the aggregate amount of all cash Capital Expenditures, LESS (iii) cash payments in respect of Federal, state, local and foreign taxes (net of any cash refunds in respect of prior cash payments in respect of Federal, state, local and foreign taxes other than in respect of the ITW Settlement) excluding Covered SLE Taxes to (b) the sum of (i) Consolidated Interest Charges to the extent paid, or required to be paid, in cash in such period (including any amounts paid or payable in cash in any fiscal period in respect of any non-cash interest expense accrued in any prior fiscal period), (ii) the aggregate principal amount of all regularly scheduled principal payments or scheduled redemptions of outstanding debt for borrowed money, and (iii) the aggregate amount of all Restricted Payments to the extent paid, or required to be paid, in cash in such period (other than pursuant to SECTION 7.06(D) or to the Borrower or a Subsidiary), in each case, of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period.

           "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum, in each case, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial letters of credit, but excluding cash-collateralized letters of credit to the extent such cash collateral is permitted under SECTION 7.01), bankers' acceptances, bank guaranties and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any obligation in respect of an Employee Benefit Arrangement),
(e) the capitalized amount of any Capitalized Lease that would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP and, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (f) all Synthetic Debt, (g) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer to the extent that the Borrower or such Subsidiary is legally liable therefor as a result of its ownership interest in such entity or is contractually liable therefor by operation of its charter or other governing documents, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

           "CONSOLIDATED INTEREST CHARGES" means, for any Measurement Period, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money, or Swap Contracts, or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capitalized Leases that is treated as interest in such measurement period in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries.

           "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.

           "CONSOLIDATED NET INCOME" means, at any date of determination, the net income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

           "CONSOLIDATED NET WORTH" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on such date PLUS any decrease or MINUS any increase in (a) the "Accumulated Other Comprehensive Income (Loss)" account (the "Accumulated Account") resulting from changes in the "Foreign Currency Translation Adjustment" and/or "Net Equity Hedges" subaccounts of the Accumulated Account and (b) any amounts recorded relating to minimum pension liabilities resulting from the application of Statement of Financial Accounting Standards No. 87, in each case, from the amount reflected in the Borrower's audited consolidated balance sheet dated December 31, 2005.

           "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

           "COVERED SLE TAXES" means taxes of the Business required to be paid in Mexico, accrued prior to the Closing Date, solely to the extent that the Seller has caused the Business to retain, and after giving effect to the Acquisition, the Borrower and its Subsidiaries have, cash specifically reserved and designated for the payment of such taxes in accordance with the Purchase Agreement.

           "CREDIT EXTENSION" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

           "CURRENT ASSETS" means, with respect to any Person, all assets (other than cash and Cash Equivalents) of such Person that, in accordance with GAAP, would be classified as current assets (or like caption) on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

           "DART" means Dart Industries Inc., a Delaware corporation and a Subsidiary of the Borrower.

           "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

           "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

           "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate PLUS
(ii) the Applicable Rate applicable to Base Rate Loans PLUS (iii) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan PLUS 2.0% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate PLUS 2.0% per annum.

           "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term B Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

           "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including pursuant to a sale and leaseback transaction) of any property (including without limitation, the Equity Interests of a Subsidiary) of any Person by such Person.

           "DOCUMENTATION AGENTS" has the meaning specified in the introductory paragraph hereto.

           "DOLLAR" and "$" mean lawful money of the United States.

           "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of any State of the United States or the District of Columbia.

           "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C

Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

           "EMPLOYEE BENEFIT ARRANGEMENT" means any employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of the Borrower or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Borrower of any of its Subsidiaries or to which the Borrower or any of its Subsidiaries contributes or is obligated to contribute, including without limitation any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, severance, employment, change of control or fringe benefit plan, agreement, program or policy.

           "ENVIRONMENTAL ACTION" means any and all written claims, actions, suits, arbitrations, governmental inquiries, proceedings, investigations, demands, demand letters, liens, notices of non-compliance or violation, notices of liability or potential liability, consent orders or consent agreements relating in any way to, resulting from or based upon any violation or alleged violation of any Environmental Law, or Environmental Permit, or relating to any Environmental Liability or the presence of or exposure to any Hazardous Materials.

           "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

           "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or routine claims for benefits, upon the Borrower or any ERISA Affiliate.

           "ESCROW AGREEMENT" means the Escrow Agreement dated as of December 5, 2005 among the Seller, the Borrower and JPMorgan Chase Bank, as escrow agent (together with any successor escrow agents, the "ESCROW AGENT"), (a) executed and delivered in connection with the portion of the Acquisition in respect of the Business in the Philippines (the "PHILIPPINES BUSINESS") to be consummated pursuant to the Purchase Agreement after the Closing Date (such consummation, the "PHILIPPINES CLOSING"), with (i) the Philippines Closing to occur upon the receipt of the approvals and consents of the Governmental Authorities of the Philippines contemplated by SCHEDULE 5.03 hereto in accordance with, or as otherwise contemplated by, the Purchase Agreement, and (ii) until the Philippines Closing, the Philippines Business to be operated by the Seller and its Subsidiaries at the direction of the Borrower and its Subsidiaries for the economic benefit of the Borrower, and (b) pursuant to which, among other things,
(i) the initial amount of the Escrowed Funds and certain documents required in connection with the Philippines Closing are required to be deposited with the Escrow Agent on the Closing Date, (ii) such of the Escrowed Funds contemplated by the Escrow Agreement shall be delivered and paid to the Seller upon the consummation of the Philippines Closing, and (iii) such of the Escrowed Funds contemplated by the Escrow Agreement shall be delivered and paid to the Borrower if the Philippines Closing will not be consummated.

           "ESCROWED FUNDS" means approximately $39,000,000 initially deposited with the Escrow Agent (as defined in definition of Escrow Agreement), together with any other moneys and funds from time to time deposited with, or delivered to, or deliverable or payable by the Escrow Agent or deposited in, or credited to, any account established in connection with the Escrow Agreement, and all investments (including reinvestments) thereof, all amounts received in respect of any such investments, all financial assets and entitlements relating to any of the foregoing or arising under the Escrow Agreement, and proceeds of all of the foregoing, and all rights, interests and claims of the Borrower and its Subsidiaries with respect to any of the foregoing arising under, or in connection with, the Escrow Agreement.

           "EURODOLLAR RATE" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

           "EURODOLLAR RATE LOAN" means a Revolving Credit Loan or a Term B Loan that bears interest at a rate based on the Eurodollar Rate.

           "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

           "EXCESS CASH FLOW" means, for any period (without duplication), (a) net operating cash flow (to be the item "net cash provided by operating activities" as set forth in the Borrower's consolidated statement of cash flows as prepared in accordance with GAAP), LESS (b) an amount equal to the aggregate amount of all cash payments made by the Borrower and its Subsidiaries during such period in respect of Capital Expenditures, LESS (c) an amount equal to the aggregate amount of all Required Principal Payments made by the Borrower and its Subsidiaries during such period, LESS (d) an amount equal to the aggregate amount of all Cash Distributions permitted to be paid by the Borrower pursuant to SECTION 7.06(E) in an amount not to exceed $60,000,000 during such period, LESS (e) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal period as consideration of Investments permitted under SECTION 7.03(H), LESS (f) to the extent included in Consolidated Net Income and not deducted in determining such net operating cash flow, the income (if any) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, LESS (g) investments in non-wholly owned Subsidiaries pursuant to SECTION 7.03(N), LESS
(h) the net operating cash flow (if any) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, LESS (i) net payments made in respect of Swap Contracts to the extent not included in determining net operating cash flow, LESS (j) Extraordinary Receipts and Net Cash Proceeds of any Disposition, in each case, to the extent included in determining net operating cash flow, PLUS (k) net payments received in respect of Swap Contracts to the extent not included in determining net operating cash flow.

           "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under SECTION 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
SECTION 3.01(E), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 3.01(A).

           "EXISTING CEO AGREEMENT" means the agreements dated as of November 30, 1998 pursuant to which the Borrower agreed to advance, and advanced, funds to E.V. Goings to enable him to purchase 400,000 shares of the common stock of the Borrower, together with the promissory note and the stock pledge agreement executed by E.V. Goings in connection therewith, together with any refinancing, refunding, renewal or extension thereof permitted by this Agreement, in each case, to the extent disclosed in public filings with the SEC made by the Borrower.

           "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of November 5, 2004 among the Borrower, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and a syndicate of lenders.

           "EXISTING LETTERS OF CREDIT" means the Letters of Credit described on
SCHEDULE 1.01(A) attached hereto.

           "EXTRAORDINARY RECEIPT" means any cash received by, or paid to, the Borrower or any of its Subsidiaries in respect of (a) extraordinary tax refunds and pension plan reversions, (b) proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, but including, without limitation, all proceeds in respect of any loss, damage or casualty in respect of any assets), (c) condemnation awards (and indemnity and other payments in lieu thereof), (d) commercial tort claims, (e) purchase price adjustments, indemnities and other payments in respect of post-closing contingent obligations relating to Dispositions and Investments; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include (i) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto, and (ii) up to $25,000,000 received from the ITW Settlement.

           "FACILITY" means the Term B Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

           "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

           "FEE LETTER" means the letter agreement, dated August 10, 2005, among the Borrower, the Administrative Agent and the Arranger.

           "FIRST-TIER FOREIGN SUBSIDIARY" means a direct Foreign Subsidiary of the Borrower or of any Guarantor.

           "FOREIGN CREDIT LINE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as provider of a Secured Foreign Credit Line.

           "FOREIGN FINANCING SUBSIDIARY" means, collectively, (a) TICL, and (b) each Subsidiary of the Borrower established as a special purpose financing vehicle to finance the operating activities of Foreign Subsidiaries of the Borrower through intercompany Investments (which may in turn be financed through Investments made in such Foreign Financing Subsidiary by the Borrower and its Subsidiaries) and that does not own any assets other than such Investments and assets incidental thereto.

           "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in SECTION 5.12(D).

           "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "FOREIGN PLAN" has the meaning specified in SECTION 5.12(D).

           "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

           "FRB" means the Board of Governors of the Federal Reserve System of the United States.

           "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

           "FUNDED DEBT" of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

           "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

           "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

           "GRANTING LENDER" has the meaning specified in SECTION 10.06(H).

           "GUARANTEE" means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) up to the value of such assets. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "GUARANTEE" as a verb has a corresponding meaning.

           "GUARANTORS" means, collectively, (a) the Domestic Subsidiaries of the Borrower listed on SCHEDULE 6.12, (b) the Foreign Subsidiaries listed on
SCHEDULE 6.12, (c) each Foreign Subsidiary of the Borrower that has entered into a Guarantee of any Funded Debt in an aggregate principal amount in excess of the Threshold Amount of any Loan Party, (d) each other Domestic Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to SECTION 6.12, (e) each other Foreign Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12, and (f) solely in respect of Obligations in respect of Secured Swap Contracts, treasury management services and Secured Foreign Credit Lines of Subsidiaries of the Borrower, the Borrower; PROVIDED that, solely for purposes of ARTICLE VII, those Guarantors described in CLAUSES
(B) and (E) of this definition shall not be deemed to be Guarantors.

           "GUARANTY" means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of EXHIBIT F (subject to limitations on recourse in the case of certain Foreign Subsidiaries listed on
SCHEDULE 6.12 as limited recourse Guarantors and restrictions imposed by requirements of local laws), including the U.S. Guaranty, the Mexico Guaranty and the Australia Guaranty made on the Closing Date, together with each other guaranty and guaranty supplement delivered pursuant to SECTION 6.12 (subject, in the case of Foreign Subsidiaries, to limitation on recourse if full recourse would result in a Section 956 Deemed Dividend and restrictions imposed by requirements of local laws).

           "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, mold, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Swap Contract.

           "IDLE PROPERTIES" means the following properties as of the date hereof: (a) real estate located in Halls, Lauderdale County, Tennessee, together with the manufacturing and warehouse improvements thereon, (b) the unimproved real estate located in Ferntree Gully, Victoria, Australia, (c) the real estate located in Rio de Janeiro, Brazil, together with the building, warehouse, office space and improvements thereon, (d) the unimproved real estate located in Jerome, Idaho, and (e) the unimproved real estate located in Neshanic Station, New Jersey.

           "IMMATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary of the Borrower that is not a Material Subsidiary.

           "INACTIVE SUBSIDIARY" means, at any date of determination, any Subsidiary of the Borrower that is dormant or inactive and that has substantially no assets and income.

           "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

               (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit, but excluding cash-collateralized letters of credit to the extent such cash collateral is permitted under SECTION 7.01), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

               (c) net obligations of such Person under any Swap Contract;

               (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was by its terms due);

               (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

               (f) all Attributable Indebtedness;

               (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends;

               (h) all lines of credit (which, solely for purposes of SECTION
     7.01 and SECTION 7.02, shall include uncommitted lines of credit, but exclude availability under credit cards); and

               (i) all Guarantees of such Person in respect of any of the foregoing.

           For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent that the Borrower or such Person is legally liable therefor as a result of its ownership interest in such entity or is contractually liable therefor by operation of its charter or other governing documents, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

           "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

           "INDEMNITEES" has the meaning specified in SECTION 10.04(B).

           "INFORMATION MEMORANDUM" means the information memorandum dated October 2005 used by the Arranger in connection with the syndication of the Commitments.

           "INITIAL MORTGAGED PROPERTIES" has the meaning specified in SECTION 6.19.

           "INTELLECTUAL PROPERTY" has the meaning specified in the Security Agreement.

           "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in SECTION 4.01(A)(IV).

           "INTEREST PAYMENT DATE" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the date of each quarterly principal repayment installment date set forth in SECTION 2.07(A), commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

           "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (or, for the first 30 days after the Closing Date, seven days thereafter) as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

               (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

           "INTERNAL CONTROL EVENT" means a material weakness in, or fraud that involves management or other employees who have a significant role in the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

           "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) the purchase, redemption or other acquisition of such Person's Equity Interests from another Person, (c) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (d) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

           "IP RIGHTS" has the meaning specified in SECTION 5.17.

           "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in the Security Agreement.

           "IRS" means the United States Internal Revenue Service.

           "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

           "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

           "ITW SETTLEMENT" means any amounts received from Illinois Tool Works Inc. related to the settlement of IRS audits for the period prior to the May 1996 spin-off of the Borrower from Premark International, Inc.

           "KEY FOREIGN OPERATING JURISDICTIONS" means, collectively, (a) as of the Closing Date, Germany, Mexico, France, Italy, Switzerland, Austria, Belgium, South Africa, Australia, and Canada, PLUS (b) after the Closing Date, each other foreign jurisdiction in which sales of the Borrower and its Subsidiaries equal or exceed 5% of the consolidated sales of the Borrower and its Subsidiaries worldwide, as determined for the most recently completed fiscal year for which the Lenders have received financial statements of the Borrower and its Subsidiaries pursuant to SECTION 6.01(A), commencing with the fiscal year ending December 2006; PROVIDED, in the case of CLAUSE (B), if (i) the Borrower shall notify the Administrative Agent in writing, together with the delivery of the Compliance Certificate listing additional Key Foreign Operating Jurisdictions, that the expense and burden to the Borrower and its Subsidiaries of perfecting a security interest in such jurisdiction is unreasonably excessive or that the perfection of a security interest is not provided for under the laws of such jurisdiction, and (ii) the Administrative Agent shall determine, in its reasonable discretion, that the cost and expense of obtaining or perfecting such security interest are excessive in relation to the benefit to the Secured Parties of the security afforded thereby, or that the perfection of a security interest is not provided for under the laws of such foreign jurisdiction shall not constitute a Key Foreign Operating Jurisdiction.

           "KEY FOREIGN PLEDGE JURISDICTIONS" means, collectively, (a) as of the Closing Date, the Netherlands, Ireland, Mexico and Australia, PLUS (b) after the Closing Date, each other foreign jurisdiction in which any Significant Foreign Subsidiary or Foreign Financing Subsidiary is organized; PROVIDED, in the case of CLAUSE (B), if (i) the Borrower shall notify the Administrative Agent in writing, together with the delivery of the Compliance Certificate listing additional Key Foreign Pledge Jurisdictions, that the expense and burden to the Borrower and its Subsidiaries of perfecting a security interest in such jurisdiction in such other foreign jurisdiction is unreasonably excessive, and
(ii) the Administrative Agent shall determine, in its reasonable discretion, that the cost and expense of obtaining or perfecting such security interest are excessive in relation to the benefit to the Secured Parties of the security afforded thereby, such other foreign jurisdiction shall not constitute a Key Foreign Pledge Jurisdiction.

           "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

           "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

           "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

           "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

           "L/C ISSUER" means with respect to any Letters of Credit to be issued on or after the Closing Date, Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, with respect to certain Existing Letters of Credit, ABN Amro Bank N.V., and with respect to Letters of Credit generally, the foregoing collectively.

           "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

           "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

           "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices of which a Lender may from time to time notify the Borrower and the Administrative Agent.

           "LETTER OF CREDIT" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

           "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

           "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

           "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.03(I).

           "LETTER OF CREDIT SUBLIMIT" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

           "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

           "LOAN" means an extension of credit by a Lender to the Borrower under
ARTICLE II in the form of a Term B Loan, a Revolving Credit Loan or a Swing Line Loan.

           "LOAN DOCUMENTS" means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Swap Contract, and (h) each agreement governing the Secured Foreign Credit Lines; PROVIDED that for purposes of ARTICLES IV through VIII, SECTION 10.01, the PROVISO to SECTION 10.04(B) and the definition of "Material Adverse Effect" in the Credit Agreement, SECTIONS 6, 7, 8 and 18 of the Guaranty (as determined with respect to the form thereof attached as EXHIBIT F hereto and the analogous provisions (including any representation, warranty and covenant) in any other Guaranty), and SECTIONS 11, 12, the PROVISO to SECTION 21(A) and 25 of the Security Agreement (and the analogous provisions (including any representation, warranty and covenant) in any Collateral Document), "Loan Documents" shall not include Secured Swap Contracts and agreements governing the Secured Foreign Credit Lines.

           "LOAN PARTIES" means, collectively, the Borrower and each Guarantor PROVIDED that, solely for purposes of Article VII, those Guarantors described in subparts (b) and (e) of the definition of Guarantors shall not be deemed to be Loan Parties.

           "LOCAL LAW COLLATERAL DOCUMENTS" means, in respect of (a) the Equity Interests in any First-Tier Foreign Subsidiaries and (b) any IP Rights registered in a jurisdiction outside the United States that are owned by the Borrower or any other Loan Party, in each case contemplated to be pledged by the terms of the Loan Documents for the benefit of the Secured Parties, all documents reasonably necessary to grant and perfect, under the laws of the jurisdiction of organization of such First-Tier Foreign Subsidiary or the jurisdiction of registration of such IP Rights, as applicable, the security interest granted or contemplated to be granted, pursuant to the Loan Documents, in the Equity Interests of such First-Tier Foreign Subsidiary, which shall in no event extend to more than 66% of the Equity Interests of any such Subsidiary, or in such registered IP Rights, as applicable, together with an opinion of local counsel qualified in such jurisdiction of organization or registration, as applicable, in form and substance reasonably satisfactory to the Administrative Agent.

           "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, results of operations or financial condition of, on or prior to the Closing Date, (A) the Business taken as a whole or (B) the Borrower and its Subsidiaries, taken as a whole; after the Closing Date, the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of any Agent or of the Lenders, taken as a whole, under any material Loan Document; or (c) a material impairment of the ability of any Loan Party (excluding any Guarantors that are Immaterial Subsidiaries) to perform its obligations under any Loan Document to which it is a party.

           "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), results of operations or assets of the Borrower and its Subsidiaries, taken as a whole.

           "MATERIAL MARKS" means all Intellectual Property consisting of Trademarks and Service Marks (other than Significant Marks) for products sold or distributed as a principal product line associated with, or marketed under, any Significant Mark other than those that are no longer of material value or utility to the Borrower or its Subsidiaries.

           "MATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary of the Borrower that together with its Subsidiaries (a) has revenues in an amount equal to at least 5% of the consolidated revenues of the Borrower and its Subsidiaries, or (b) has operating profits in an amount equal to at least 5% of the consolidated operating profits of the Borrower and its Subsidiaries, or (c) has assets in an amount equal to at least 5% of the consolidated total assets of the Borrower and its Subsidiaries, in each case, as determined for the most recently completed fiscal year for which the Lenders have received financial statements of the Borrower and its Subsidiaries pursuant to SECTION 6.01(A), commencing with the fiscal year ending December 2006; PROVIDED, that, notwithstanding anything to the contrary, Material Subsidiary shall in any event include any Subsidiary that constitutes a "Significant Subsidiary" (or similar term) under the documents governing any Permitted Financing.

           "MATURITY DATE" means (a) with respect to the Revolving Credit Facility, the earlier of (i) December 5, 2010 and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to SECTION 2.06 or 8.02, and (b) with respect to the Term B Facility, December 5, 2012 (the "STATED MATURITY DATE").

           "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four fiscal quarters of the Borrower or, if less than four consecutive fiscal quarters of the Borrower have been completed since the Closing Date, the fiscal quarters of the Borrower that have been completed since the Closing Date; PROVIDED that for purposes of the calculation of any financial ratio or financial covenant, (a) Consolidated EBITDA and the items included in CLAUSE (A) of the definition of "Consolidated Fixed Charge Coverage Ratio" shall be determined for any portion of such four-fiscal quarter period prior to the Closing Date on a combined basis, and (b) the items included in CLAUSE (B) of the definition of "Consolidated Fixed Charge Coverage Ratio" shall be determined for the fiscal quarter ended: (i) April 1, 2006, by MULTIPLYING the amount of such items for the most recent fiscal quarter ended in the Measurement Period by 4; (ii) July 1, 2006, by MULTIPLYING the amount of such items for the two most recent fiscal quarters ended in the Measurement Period by 2; and (c) September 30, 2006, by MULTIPLYING the amount of such items for the three most recent fiscal quarters ended in the Measurement Period by 4/3.

           "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

           "MORTGAGE" has the meaning specified in SECTION 6.19.

           "MORTGAGE POLICY" has the meaning specified in SECTION 6.19.

           "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

           "NET CASH PROCEEDS" means:

               (a) with respect to any Disposition by the Borrower or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the outstanding amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses incurred by the Borrower or such Subsidiary in connection with such transaction actually paid or (C) all taxes paid or reasonably estimated to be actually payable, within two years of the date of the relevant transaction, as a result of such transaction, and (D) the amount of contingent liabilities directly attributable to such Disposition or Extraordinary Receipt solely to the extent that reserves have been provided therefor in accordance with GAAP; PROVIDED, that (x) in the case of CLAUSE (C) above, with respect to any amount of taxes estimated to be paid and not paid within two years of the date of the relevant transaction, and (y) in the case of CLAUSE (D) above, with respect to any contingent liabilities for which reserves have been provided, which reserves have, in whole or in part, been reversed, the Borrower will promptly notify the Administrative Agent thereof and the Borrower shall be deemed to have received Net Cash Proceeds equal to such amounts not paid or such amounts reversed; and

               (b) with respect to the sale or issuance of any Equity Interest by the Borrower or any of its Subsidiaries to any Person other than to the Borrower or any Subsidiary, or the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries owing to any Person other than to the Borrower or any Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket fees and expenses, incurred by the Borrower or such Subsidiary in connection therewith.

           "NOTE" means a Term B Note or a Revolving Credit Note, as the context may require.

           "NPL" means the National Priorities List under CERCLA.

           "OBLIGATIONS" means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) the obligations of the Borrower under any Secured Swap Contract, (c) the obligations of the Borrower or any of its Subsidiaries under any Secured Foreign Credit Line, and (d) the obligations of any Foreign Subsidiaries of the Borrower in favor of any Person that is a Lender or an Affiliate of a Lender, in its capacity as provider of any treasury management services, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

           "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

           "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

           "OUTSTANDING AMOUNT" means (a) with respect to Term B Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term B Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

           "PARTICIPANT" has the meaning specified in SECTION 10.06(D).

           "PBGC" means the Pension Benefit Guaranty Corporation.

           "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

           "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

           "PERMITTING FINANCING" means any unsecured Indebtedness of the Borrower that (a) will not mature prior to the date that is six months after the Stated Maturity Date (as defined in the definition of Maturity Date); (b) has no scheduled amortization or payments of principal prior to the Stated Maturity Date; (c) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, than those applicable for publicly traded high yield senior or senior subordinated, as applicable, debt securities in light of then prevailing market conditions as determined in the reasonable judgment of the Administrative Agent in consultation with the investment bank acting as lead underwriter, lead initial purchasers, lead bookrunning arranger and lead bookrunning managers or lead placement agent with respect to such Indebtedness;
(d) will not be Guaranteed by any Subsidiaries unless such Subsidiaries are Guarantors; (e) if senior subordinated, is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions applicable for publicly traded high yield senior subordinated debt securities in light of then prevailing market conditions as determined in the reasonable judgment of the Administrative Agent in consultation with the investment bank acting as lead underwriter, lead initial purchasers, lead bookrunning arranger and lead bookrunning managers or lead placement agent with respect to such Indebtedness; and (f) at the time of incurrence or issuance thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

           "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

           "PLATFORM" has the meaning specified in SECTION 6.02.

           "PLEDGED DEBT" has the meaning specified in the Security Agreement.

           "PLEDGED EQUITY" has the meaning specified in the Security Agreement.

           "PRO FORMA EFFECT" means, with respect to any acquisition, investment, dividend, distribution, sale, disposition, merger or similar event consummated subsequent to the commencement of a period for which the financial effect of any such event is to be included on a PRO FORMA basis, the computation of any financial ratio or definition used in the computation thereof giving effect to such events as if such events occurred on the first day of the applicable period, which (a) shall reflect, to the extent applicable, (i) the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence, assumption or reduction of Indebtedness, and (ii) any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Regulation S-X under the Securities Act of 1933, as amended, and (b) be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to SECTION 6.01(A) or (B).

           "PROTECTED SUBSIDIARY" means, collectively, (a) Dart, (b) BCICIS, and
(c) each Subsidiary of the Borrower that owns, or licenses from a Person other than the Borrower or any Subsidiary, any Material Marks.

           "PURCHASE AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

           "QUALIFIED NON-WHOLLY OWNED SUBSIDIARY" means any Foreign Subsidiary that is a non-wholly owned Subsidiary so long as 100% of the Equity Interests issued by such Subsidiary (other than directors' qualifying shares and investments by foreign nationals to the extent mandated by the Laws of such jurisdiction) is beneficially owned, directly or indirectly, by the Borrower and its wholly owned Subsidiaries, and the economic interests in such Foreign Subsidiary are, directly or indirectly, owned for the benefit of the Borrower and its wholly owned Subsidiaries.

           "REAL PROPERTIES" means, at any time, a collective reference to each of the facilities and parcels of real properties owned, leased or operated by the Borrower or any Subsidiary at such time.

           "REDUCTION AMOUNT" has the meaning set forth in SECTION
2.05(B)(VIII).

           "REGISTER" has the meaning specified in SECTION 10.06(C).

           "REGISTERED PUBLIC ACCOUNTING FIRM" has the meaning specified by the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

           "RELATED DOCUMENTS" means the Purchase Agreement and the other documents, agreements and instruments attached to, or delivered in connection with, the Purchase Agreement, including, without limitation, the Escrow Agreement.

           "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

           "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

           "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term B Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

           "REQUIRED FINANCIAL STATEMENTS" has the meaning specified in SECTION 4.01(E).

           "REQUIRED LENDERS" means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; PROVIDED that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

           "REQUIRED PRINCIPAL PAYMENTS" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions of outstanding Funded Debt made during such period.

           "REQUIRED REVOLVING LENDERS" means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; PROVIDED that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

           "REQUIRED TERM B LENDERS" means, as of any date of determination, Term B Lenders holding more than 50% of the aggregate principal amount of the Term B Loans outstanding on such date; PROVIDED that the Term B Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

           "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, chief legal officer or controller of a U.S. Loan Party; the foreign equivalents of such officers of any Loan Party that is a Foreign Subsidiary; and, in respect of BeautiControl International Services, Inc. and Eventus International, Inc., any Vice President. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

           "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest or any option, warrant or other right to acquire any such dividend or other distribution or payment.

           "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to SECTION 2.01(B).

           "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to SECTION 2.01(B), (b) purchase participations in L/C Obligations, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

           "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

           "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

           "REVOLVING CREDIT LOAN" has the meaning specified in SECTION 2.01(B).

           "REVOLVING CREDIT NOTE" means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, in substantially the form of EXHIBIT C-2.

           "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

           "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002.

           "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           "SECTION 956 DEEMED DIVIDEND" shall mean a deemed dividend pursuant to Section 956 of the Code to the extent resulting from the creation of a pledge or other security interest or the execution of a guarantee by a Foreign Subsidiary; PROVIDED, that a Section 956 Deemed Dividend shall be treated as resulting from such pledge or guarantee if (i) the Borrower shall notify the Administrative Agent in writing that it has been advised that it cannot obtain a "should" opinion from its auditors to the effect that such result should not occur in a particular circumstance, and (ii) the Administrative Agent concurs. In the event of disagreement between the Borrower and the Administrative Agent, a Section 956 Deemed Dividend shall be considered to exist unless Ernst & Young (or a successor national accounting firm mutually acceptable to Borrower and the Administrative Agent) delivers to the Borrower a written "should" opinion in form and substance reasonably satisfactory to the Administrative Agent, to the effect that no Section 956 Deemed Dividend should result, such opinion to be procured at Borrower's sole expense.

           "SECURED FOREIGN CREDIT LINE" means any committed or uncommitted line of credit in favor of any Foreign Subsidiary of the Borrower permitted under
SECTION 7.02(M) that is entered into by and between any such Foreign Subsidiary and any Foreign Credit Line Bank; PROVIDED, that (a) each such line of credit (whether committed or uncommitted) shall be set forth on SCHEDULE 7.02(M), and
(b) the maximum aggregate amount of credit under all such lines (including, without limitation, all uncommitted lines of credit) shall not at any time exceed $150,000,000.

           "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

           "SECURED PARTIES" means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Foreign Credit Line Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to SECTION 9.05, and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

           "SECURED SWAP CONTRACT" means any Swap Contract in respect of any interest protection or other hedging arrangements required or permitted under
ARTICLE VI or VII that is entered into by and between the Borrower and any Hedge Bank.

           "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and, in each case, the rules and regulations of the SEC promulgated thereunder, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date under this Agreement.

           "SECURITY AGREEMENT" has the meaning specified in SECTION
4.01(A)(III).

           "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in the Security Agreement.

           "SELLER" has the meaning specified in the Preliminary Statements to this Agreement.

           "SHAREHOLDERS' EQUITY" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

           "SIGNIFICANT FOREIGN SUBSIDIARY" means, (a) as of the Closing Date, each First Tier Foreign Subsidiary listed on SCHEDULE 1.01(B) hereto, PLUS (b) after the Closing Date, each First Tier Foreign Subsidiary of the Borrower that together with its Subsidiaries (i) has revenues in an amount equal to at least 5% of the consolidated revenues of the Borrower and its Subsidiaries, or (ii) has operating profits in an amount equal to at least 5% of the consolidated operating profits of the Borrower and its Subsidiaries, or (iii) has assets in an amount equal to at least 5% of the consolidated total assets of the Borrower and its Subsidiaries, in each case, as determined for the most recently completed fiscal year for which the Lenders have received financial statements of the Borrower and its Subsidiaries pursuant to SECTION 6.01(A), commencing with the fiscal year ending December 2006.

           "SIGNIFICANT MARK" means the "Tupperware" and "BeautiControl" Trademarks and Service Marks.

           "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "SPC" has the meaning specified in SECTION 10.06(H).

           "SPECIFIED FLORIDA PROPERTIES" means the unimproved Real Properties located in Orange and/or Osceola Counties, Florida owned by the Borrower or any of its Subsidiaries as of the Closing Date.

           "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Unless otherwise specified, all references herein to a "SUBSIDIARY" or to "SUBSIDIARIES" shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

           "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

           "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

           "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to SECTION 2.04.

           "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

           "SWING LINE LOAN" has the meaning specified in SECTION 2.04(A).

           "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(B), which, if in writing, shall be substantially in the form of EXHIBIT B.

           "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

           "SYNDICATION AGENT" has the meaning specified in the introductory paragraph hereto.

           "SYNTHETIC DEBT" means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "INDEBTEDNESS" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

           "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

           "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

           "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to SECTION 2.01(A).

           "TERM B COMMITMENT" means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to SECTION 2.01(A) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 under the caption "Term B Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

           "TERM B FACILITY" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

           "TERM B INCREASE EFFECTIVE DATE" has the meaning specified in SECTION 2.14(D).

           "TERM B LENDER" means at any time, (a) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

           "TERM B LOAN" means an advance made by any Term B Lender under the Term B Facility.

           "TERM B NOTE" means a promissory note made by the Borrower in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, in substantially the form of EXHIBIT C-1.

           "THRESHOLD AMOUNT" means $10,000,000.

           "TICL" means Tupperware International Capital Ltd., a company organized under the laws of Ireland and a Subsidiary of the Borrower.

           "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

           "TOTAL REVOLVING CREDIT OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

           "TRADEMARKS AND SERVICE MARKS" has the meaning specified in the Security Agreement.

           "TRANSACTION" means, collectively, (a) the entering into by the Borrower and its applicable Subsidiaries of the Related Documents to which they are or are intended to be a party and the consummation of the Acquisition and the other transactions contemplated by the Related Documents (except those that by the terms of the Purchase Agreement and the Escrow Agreement are expressly contemplated to be consummated after the Closing Date), (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents, (c) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments with respect thereto, including, without limitation, as to the Existing Credit Agreement, the discharge of the 2006 Notes and the prepayment of the 2011 Notes, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

           "2006 NOTES" means the 7.25% unsecured notes of Tupperware BV due 2006 in an aggregate principal amount of $100,000,000 issued and sold pursuant to the 2006 Notes Documents.

           "2006 NOTES DOCUMENTS" means the Indenture dated as of October 1, 1996 entered into by and among Tupperware BV, as issuer, the Borrower, as guarantor and JP Morgan Trust Company, National Association, as successor in interest to the trustee, the 2006 Notes and all other agreements, instruments and other documents pursuant to which the 2006 Notes have been issued or otherwise setting forth the terms of the 2006 Notes.

           "2011 NOTES" means the 7.91% unsecured notes of Tupperware BV due 2011 in an aggregate principal amount of $150,000,000 issued and sold pursuant to the 2011 Notes Documents.

           "2011 NOTES DOCUMENTS" means the Notes Purchase Agreement dated as of July 15, 2001 by and between Tupperware BV and the purchasers party thereto, the Guaranty Agreement dated as of July 15, 2001 by the Borrower, as guarantor, the 2011 Notes Amendments, the 2011 Notes and all other agreements, investments and other documents pursuant to which the 2011 Notes have been or will be issued or otherwise setting forth the terms of the 2011 Notes.

           "TYPE" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

           "UCC" means the Uniform Commercial Code as in effect in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

           "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "UNITED STATES" and "U.S." mean the United States of America.

           "UNREIMBURSED AMOUNT" has the meaning specified in SECTION
2.03(C)(I).

           "U.S. LOAN PARTY" means any Loan Party that is organized under the laws of one of the states of the United States or the laws of the District of Columbia.

           1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING"; the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING"; and the word "THROUGH" means "TO AND INCLUDING."

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          1.03 ACCOUNTING TERMS. (a) GENERALLY. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

           (b) CHANGES IN GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

          1.07 CURRENCY EQUIVALENTS GENERALLY. Any amount specified in this Agreement (other than in ARTICLES II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this SECTION 1.07, the "SPOT RATE" for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; PROVIDED that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01 THE LOANS. (a) THE TERM B BORROWING. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term B Lender's Term B Commitment. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this SECTION 2.01(A) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

           (b) THE REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings at such time shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender's Revolving Credit Commitment. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01(B), prepay under SECTION 2.05, and reborrow under this SECTION 2.01(B). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS. (a) Each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.

Each telephonic notice by the Borrower pursuant to this SECTION 2.02(A) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.03(C) and 2.04(C), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, and
(v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan shall only be a Base Rate Loan and may not be converted to a Eurodollar Rate Loan.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in
SECTION 2.02(A). In the case of a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, FIRST, shall be applied to the payment in full of any such L/C Borrowings, and SECOND, shall be made available to the Borrower as provided above.

          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.

During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Facilities.

          (f) Anything in this SECTION 2.02 to the contrary notwithstanding, the Borrower may not select Interest Periods for Eurodollar Rate Loans for the initial Credit Extension or any Credit Extension within the first five Business Days after the Closing Date that have a duration of more than seven days.

          2.03 LETTERS OF CREDIT. (a) THE LETTER OF CREDIT COMMITMENT. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with SECTION 2.03(B), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; PROVIDED that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings at such time shall not exceed the Revolving Credit Facility at such time, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, PLUS such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations at such time shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall not issue any Letter of Credit if:

                    (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

                    (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

               (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                    (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                    (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                    (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

                    (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                    (E) such Letter of Credit contains any provisions for
               automatic reinstatement of the stated amount after any drawing thereunder; or

                    (F) a default of any Lender's obligations to fund under
               Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

               (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

               (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

               (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

          (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage TIMES the amount of such Letter of Credit.

          (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; PROVIDED, that if Borrower received notice of such draw after 1:00 p.m. on the Honor Date or if the Honor Date was not a Business Day on which Swing Line Loans could be made, the Borrower shall make such reimbursement not later than 11:00 a.m. on the first Business Day following such Honor Date. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Revolving Credit Lender's Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.03(C)(I) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Credit Lender shall upon any notice pursuant to
     SECTION 2.03(C)(I) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
     SECTION 2.03(C)(III), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in

     SECTION 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(C)(II) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.03.

          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this SECTION 2.03(C) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.03(C), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this
     SECTION 2.03(C) is subject to the conditions set forth in SECTION 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
     SECTION 2.03(C) by the time specified in SECTION 2.03(C)(II), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this SECTION 2.03(C)(VI) shall be conclusive absent manifest error.

          (d) REPAYMENT OF PARTICIPATIONS. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(C), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the

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related Unreimbursed Amount or interest thereon (whether directly from the
Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(C)(I) is required to be returned under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, PLUS interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

               (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

           The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.03(E); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, the Borrower shall immediately Cash Collateralize the such L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. SECTIONS 2.05 and 8.02(C) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this SECTION 2.03, SECTION 2.05 and SECTION 8.02(C), "CASH COLLATERALIZE" means, with respect to any L/C Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for such L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer.

          (h) APPLICABILITY OF ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

          (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit equal to the Applicable Rate TIMES the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. Letter of Credit Fees shall be (A) computed on a quarterly basis in arrears and (B) due and payable on the date of each quarterly principal repayment installment date set forth in SECTION 2.07(A), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default is continuing, all Letter of Credit Fees shall accrue at the Default Rate.

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

          (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the date of each quarterly principal repayment installment date set forth in SECTION 2.07(A), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) CONFLICT WITH ISSUER DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          2.04 SWING LINE LOANS. (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and
(ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, PLUS such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender's Revolving Credit Commitment, and PROVIDED FURTHER that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this
SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

           (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or a whole

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

multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.04(A), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

           (c) REFINANCING OF SWING LINE LOANS. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in SECTION 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(C)(II), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with SECTION 2.04(C)(I), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
     SECTION 2.04(C)(I) shall be deemed payment in respect of such participation.

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

          (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(C) by the time specified in SECTION 2.04(C)(I), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

          (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.04(C) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this SECTION 2.04(C) is subject to the conditions set forth in SECTION 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

           (d) REPAYMENT OF PARTICIPATIONS. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, PLUS interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

           (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each

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

Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this SECTION 2.04 to refinance such Revolving Credit Lender's Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

           (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          2.05 PREPAYMENTS.

          (a) OPTIONAL. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
SECTION 3.05. Each prepayment of the outstanding Term B Loans pursuant to this
SECTION 2.05(A) shall be applied to the next four quarterly principal repayment installments thereof in direct order of maturity and thereafter ratably to the remaining principal repayment installments thereof, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

           (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(B) any such prepayment shall be in a minimum principal amount of $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (b) MANDATORY. (i) Beginning with the fiscal year ending December 2006, within two Business Days after the Compliance Certificate related to the financial statements delivered pursuant to SECTION 6.01(A) has been delivered pursuant to SECTION 6.02(B), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of Excess Cash Flow for the fiscal year covered by such financial statements; provided, that to the extent (x) the

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

Consolidated Leverage Ratio for the Measurement Period then ended shall be less than 2.50:1.00, the amount of such prepayment shall be equal to 25% of Excess Cash Flow for the fiscal year covered by such financial statements, and (y) the Consolidated Leveraged Ratio for the Measurement Period then ended shall be less than 1.50:1.00, the amount of such prepayment shall be equal to zero; provided further that to the extent the Borrower shall have made any optional prepayments of Term B Loans or Revolving Credit Loans accompanying a corresponding reduction in the Revolving Credit Commitment pursuant to SECTION 2.05(A) in the fiscal year with respect to which such Excess Cash Flow is calculated, the amount of such optional prepayments shall be credited against the foregoing mandatory prepayment.

          (ii) If the Borrower or any of its Subsidiaries makes any Disposition of any property or assets (other than any Disposition of any property or assets permitted by SECTION 7.05(A), (B), (C), (D), (E), (H), (I) or (J)) which results in the realization by the Borrower or such Subsidiary of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom promptly upon receipt of such Net Cash Proceeds by the Borrower or such Subsidiary; PROVIDED, HOWEVER, that (A) Net Cash Proceeds realized under a Disposition or a series of related Dispositions described in this SECTION 2.05(B)(II) shall not be required to be applied to the prepayment of the Loans as set forth in this SECTION 2.05 unless the fair market value of the property or assets subject thereto exceeds $250,000, (B) Net Cash Proceeds realized under a Disposition described in this SECTION 2.05(B)(II) shall not be required to be applied to the prepayment of the Loans as set forth in this SECTION 2.05 until the aggregate amount of such Net Cash Proceeds, together with the Net Cash Proceeds of other such Dispositions, in the aggregate not so prepaid or reinvested exceeds $3,000,000 in any fiscal year, in which case, all such aggregate Net Cash Proceeds shall also be applied to the prepayment of the Loans as set forth in this SECTION 2.05; and (C) the Net Cash Proceeds of any Disposition in the ordinary course of business of car fleets used by employees or consultants of the Borrower and its Subsidiaries shall not be subject to this SECTION 2.05(B)(II); PROVIDED, FURTHER, that, with respect to any Net Cash Proceeds realized under a Disposition described in this SECTION 2.05(B)(II), (x) at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition or the receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds (or, if earlier, the date on which such Net Cash Proceeds would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Subsidiaries under any Permitted Financing), such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent), and (y) any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this SECTION 2.05. Notwithstanding the foregoing, with respect to any Net Cash Proceeds realized from a Disposition of any Specified Florida Properties, any legally binding agreement to make expenditures in respect of such Specified Florida Properties at the time of such Disposition shall be deemed to constitute a reinvestment of the Net Cash Proceeds of such Disposition in an aggregate amount equal to such committed expenditures so long as no Permitted Financing is outstanding or such agreement constitutes a reinvestment of such Net Cash Proceeds under any Permitted Financing; PROVIDED, that if such legally binding agreement terminates or expires prior to the completion of such expenditures or all or a portion of such expenditures are no longer required pursuant to such legally binding agreement or if such Net

Cash Proceeds would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Subsidiaries under any Permitted Financing, then Net Cash Proceeds in an amount equal to any such expenditures not completed or no longer required to be so applied or offered shall be immediately applied to the prepayment of the Loans as set forth in this SECTION 2.05.

          (iii) Upon the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests (other than (x) any sales or issuances of Equity Interests by any Subsidiary of the Borrower to the Borrower or to any Loan Party or by any Subsidiary of the Borrower that is not a Guarantor to any other Subsidiary of the Borrower that is not a Guarantor or (y) Equity Interests issued in connection with an Employee Benefit Arrangement or with a stock incentive plan, stock option plan or other equity based compensation plan or arrangement), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom promptly upon receipt thereof by the Borrower or such Subsidiary; PROVIDED, HOWEVER, that (A) no prepayments shall be required from the Net Cash Proceeds realized from any exercise of any option, warrant, or other right to acquire capital stock in the Borrower to the extent the Borrower uses such Net Cash Proceeds to purchase, redeem or otherwise acquire shares of its common stock within 180 days after the receipt of such Net Cash Proceeds, and (B) the foregoing percentage shall be reduced to zero in the event that the Consolidated Leverage Ratio at the end of most recently completed fiscal quarter was not greater than 1.0 to 1.0.

          (iv) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to SECTION 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary.

          (v) Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in CLAUSE (II), (III), or (IV) of this SECTION 2.05(B), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom promptly upon receipt thereof by the Borrower or such Subsidiary; PROVIDED, HOWEVER, that with respect to any Extraordinary Receipt, (x) at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of the receipt of such Extraordinary Receipt), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may apply such Extraordinary Receipt to replace or repair the equipment, fixed assets or real property in respect of which such Extraordinary Receipt was received or, as applicable, reinvest all or any portion of any other such Extraordinary Receipt in operating assets so long as within 365 days after the receipt of such Extraordinary Receipt (or, if earlier, the date on which such amounts would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Subsidiaries under any Permitted Financing), such replacement, repair or purchase shall have been consummated or the Borrower or such Subsidiary shall have entered into a legally binding agreement to consummate such replacement, repair or purchase (each as certified by the Borrower in writing to the Administrative Agent), and, in the case of any such agreement to replace, repair or purchase, such replacement, repair or purchase shall have been consummated within 540 days (or, if earlier, the date on which such amounts would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Subsidiaries under any Permitted Financing) after such certification of agreement to replace, repair or purchase (as certified by the Borrower in writing to the Administrative Agent), and (y) any Extraordinary Receipt not so applied shall be immediately applied to the prepayment of the Loans as set forth in this SECTION 2.05.

          (vi) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans and Swing Line Loans and Unreimbursed Amounts and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.05(B)(VI) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time.

          (vii) Each prepayment of Loans pursuant to this SECTION 2.05(B) shall be applied, FIRST, to the Term B Facility and to the principal repayment installments thereof on a pro-rata basis and, SECOND, to the Revolving Credit Facility in the manner set forth in CLAUSE (VIII) of this SECTION 2.05(B).

          (viii) Prepayments of the Revolving Credit Facility made pursuant to CLAUSE (I), (II), (III), (IV), (V), or (VI) of this SECTION 2.05(B), FIRST, shall be applied ratably to the Unreimbursed Amounts and the Swing Line Loans, SECOND, shall be applied ratably to the outstanding Revolving Credit Loans, and, THIRD, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to CLAUSE (I), (II), (III), (IV) or (V) of this SECTION 2.05(B), the amount remaining, if any, after the prepayment in full of all Unreimbursed Amounts, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "REDUCTION AMOUNT") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in
SECTION 2.06(B)(II). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

          (c) ESCROWED FUNDS. Upon delivery of the Escrowed Funds to the Borrower or any of its Subsidiaries as provided in the Escrow Agreement, or upon receipt of any cash, cash equivalents and any other amounts in respect of the Escrowed Funds or under the Escrow Agreement by the Borrower or any of its Subsidiaries, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Escrowed Funds, such cash, cash equivalents and other amounts, which prepayment shall be made promptly and as would otherwise be permitted under SECTION 2.05(A).

          2.06 TERMINATION OR REDUCTION OF COMMITMENTS. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the unused portions of the Letter of

Credit Sublimit or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility.

           (b) MANDATORY. (i) The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing.

           (ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to SECTION 2.05(B)(I), (II), (III), (IV) or (V) by an amount equal to the applicable Reduction Amount.

           (iii) If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this SECTION 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

           (c) APPLICATION OF COMMITMENT REDUCTIONS; PAYMENT OF FEES. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitment under this SECTION 2.06. Upon any reduction of the unused Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender's Applicable Revolving Credit Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

          2.07 REPAYMENT OF LOANS. (a) TERM B LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in SECTION 2.06):

               ---------------------------------------
               DATE                 AMOUNT
               ---------------------------------------

               ---------------------------------------
               April 2, 2006        $1,937,500.00
               ---------------------------------------
               July 2, 2006         $1,937,500.00
               ---------------------------------------
               October 1, 2006      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2007      $1,937,500.00
               ---------------------------------------
               April 1, 2007        $1,937,500.00
               ---------------------------------------
               July 1, 2007         $1,937,500.00
               ---------------------------------------
               October 1, 2007      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2008      $1,937,500.00
               ---------------------------------------
               April 1, 2008        $1,937,500.00
               ---------------------------------------
               July 1, 2008         $1,937,500.00
               ---------------------------------------
               October 1, 2008      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2009      $1,937,500.00
               ---------------------------------------
               April 1, 2009        $1,937,500.00
               ---------------------------------------
               July 1, 2009         $1,937,500.00
               ---------------------------------------
               October 1, 2009      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2010      $1,937,500.00
               ---------------------------------------
               April 1, 2010        $1,937,500.00
               ---------------------------------------
               July 1, 2010         $1,937,500.00
               ---------------------------------------
               October 1, 2010      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2011      $1,937,500.00
               ---------------------------------------
               April 1, 2011        $1,937,500.00
               ---------------------------------------
               July 1, 2011         $1,937,500.00
               ---------------------------------------
               October 1, 2011      $1,937,500.00
               ---------------------------------------
               ---------------------------------------
               January 2, 2012      $1,937,500.00
               ---------------------------------------
               April 1, 2012        $1,937,500.00
               ---------------------------------------
               July 1, 2012         $1,937,500.00
               ---------------------------------------
               October 1, 2012      $1,937,500.00
               ---------------------------------------
               December 5, 2012     $722,687,500.00
               ---------------------------------------
               ---------------------------------------

PROVIDED, HOWEVER, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

           (b) REVOLVING CREDIT LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the

Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

           (c) SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

           2.08 INTEREST. (a) Subject to the provisions of SECTION 2.08(B), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate for the Revolving Credit Facility.

           (b) Upon the occurrence and during the continuance of a Default under any of SECTIONS 8.01(A), (F) OR (G) or any Event of Default, the Borrower shall pay interest on all Obligations due and payable hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

           (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

           2.09 FEES. In addition to certain fees described in SECTIONS 2.03(I) and (J):

           (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Commitment Fee Percentage TIMES the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans PLUS (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the date of each quarterly principal repayment installment date set forth in SECTION 2.07(A), commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Commitment Fee Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee Percentage separately for each period during such quarter that such Applicable Commitment Fee Percentage was in effect.

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

          (b) OTHER FEES. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(A), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11 EVIDENCE OF DEBT. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (set forth in the Register) shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

           (b) In addition to the accounts and records referred to in SECTION 2.11(A), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK. (a) GENERAL. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be included in computing interest or fees, as the case may be.

          (b) (i) FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with SECTION 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

           (ii) PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

           A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

          (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to SECTION 10.04(C) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under SECTION 10.04(C) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under SECTION 10.04(C).

          (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (f) INSUFFICIENT PAYMENT. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in SECTION 8.03.

          2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its PRO RATA share thereof of the applicable Facility as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them under the applicable Facility, PROVIDED that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

           The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          2.14 INCREASE IN TERM B COMMITMENTS. (a) REQUEST FOR INCREASE. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Term B Lenders), the Borrower may from time to time, request an increase in the Term B Commitments by an amount (for all such requests) not exceeding $150,000,000; PROVIDED that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Term B Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Term B Lenders).

          (b) LENDER ELECTIONS TO INCREASE. Each Term B Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term B Commitment and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Term B Lender's Applicable Percentage in respect of the Term B Facility) of such requested increase. Any Term B Lender not responding within such time period shall be deemed to have declined to increase its Term B Commitment.

          (c) NOTIFICATION BY ADMINISTRATIVE AGENT; ADDITIONAL TERM B LENDERS. The Administrative Agent shall notify the Borrower and each Term B Lender of the Term B Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Term B Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) EFFECTIVE DATE AND ALLOCATIONS. If the Term B Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "TERM B INCREASE EFFECTIVE DATE") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Term B Lenders of the final allocation of such increase and the Term B Increase Effective Date.

          (e) CONDITIONS TO EFFECTIVENESS OF INCREASE. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term B Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of the Term B Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this SECTION 2.14 the representations and warranties contained in SECTIONS 5.05(A)(I) AND (II) and the first sentence of SECTION 5.05(B) shall be deemed to refer to the most recent statements furnished pursuant to SECTIONS 6.01(A) and (B), respectively, and (B) no Default exists. The Borrower shall prepay any Term B Loans outstanding on the Term B Increase Effective Date (and pay any additional amounts required pursuant to SECTION 3.05) to the extent necessary to keep the outstanding Term B Loans ratable with any revised Applicable Percentages in respect of the Term B Facility arising from any nonratable increase in the Term B Commitments under this Section.

          (f) CONFLICTING PROVISIONS. This SECTION 2.14 shall supersede any provisions in SECTION 2.13 or 10.01 to the contrary.



                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01 TAXES. (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, PROVIDED that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant

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Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) STATUS OF LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

               (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

               (ii) duly completed copies of Internal Revenue Service Form
          W-8ECI,

               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
          (A) a certificate to the effect that such Foreign Lender is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

               (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly

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          completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

Each Lender agrees to deliver to the Administrative Agent or to the Company, as the Administrative Agent or the Company shall reasonably request, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrower or any Guarantor pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction.

          (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), PROVIDED that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (PLUS any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

          3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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          3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

          3.04 INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS. (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by SECTION 3.04(E)) or the L/C Issuer;

               (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

               (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

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          (b) CAPITAL REQUIREMENTS. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

          (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, PROVIDED that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

          (e) RESERVES ON EURODOLLAR RATE LOANS. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

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          3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to SECTION 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

          3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under SECTION 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender gives a notice pursuant to SECTION 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.02, as applicable, and
(ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under
SECTION 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
SECTION 3.01, the Borrower may replace such Lender in accordance with SECTION 10.13.

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          3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE
III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing
     Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

               (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

               (iii) a security agreement, in substantially the form of EXHIBIT G (together with each other security agreement and security agreement supplement delivered pursuant to SECTION 6.12, in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party (excluding certain Foreign Subsidiaries listed on SCHEDULE 6.12 as limited recourse Guarantors), together with:

                    (A) to the extent (x) the applicable Equity Interests are
               certificated, certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and to the extent such instruments exist, instruments evidencing the Pledged Debt indorsed in blank, and (y) such Equity Interests are of Significant Foreign Subsidiaries, Local Law Collateral Documents with respect to the Pledged Equity in the applicable Key Foreign Pledge Jurisdiction;

                    (B) (x) proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and
               (y) in the case of any Local Law Collateral Documents with respect to Equity Interests of Significant Foreign Subsidiaries, evidence of the completion of all actions, recordings and filings as may be necessary in order to perfect the Liens created under

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

               such Local Law Collateral Documents in the applicable Key Foreign Pledge Jurisdiction,

                    (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other actions,
               recordings and filings of or with respect to the Security Agreement and the Local Law Collateral Documents that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, and

                    (E) evidence that all other action that the Administrative
               Agent may reasonably deem necessary in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

               (iv) an intellectual property security agreement, in substantially the form of EXHIBIT A to the Security Agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to SECTION 6.12, in each case as amended, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken (including, without limitation, as to Significant Marks in Key Foreign Operating Jurisdictions);

               (v) (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) a copy of a Certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party certifying (1) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (2) that such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office;

               (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification,

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          except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

               (vii) a favorable opinion of Wachtell, Lipton, Rosen & Katz, New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in EXHIBIT I-1;

               (viii) a favorable opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in EXHIBIT I-2;

               (ix) a favorable opinion of the General Counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the matters set forth in EXHIBIT I-3;

               (x) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

               (xi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in SECTIONS 4.02(A) and (B) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (xii) a certificate from the Chief Financial Officer of the Borrower attesting that, both before and after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, each of (A) the Borrower, Dart and BCICIS is and will be Solvent, (B) after excluding all Indebtedness owed to Loan Parties, Tupperware International Holdings Corporation, Premiere Products, Mexico S de R.L. and Sara Lee Mexicana Holdings S de R.L. de C.V. is and will be Solvent, and (C) the Borrower and its Subsidiaries, on a consolidated basis, are and will be Solvent;

               (xiii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

               (xiv) certified copies of each of the Related Documents, duly executed by the parties thereto;

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               (xv) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated;

               (xvi) evidence that on or prior to the Closing Date all obligations of the Borrower and its Subsidiaries in respect of the 2006 Notes shall have been discharged in full, as a result of which the covenants, defaults and other provisions under the 2006 Notes Documents are no longer in effect, in accordance with the terms of the 2006 Notes Documents; and

               (xvii) evidence that on or prior to the Closing Date the 2011 Notes shall have been repaid in full and all other amounts in respect thereof, including all accrued interest and any make-whole premium, or otherwise owing under the 2011 Notes Documents shall have been paid in full and that the 2011 Notes Documents are no longer in effect, in accordance with the terms of the 2011 Notes Documents.

          (b) All fees required to be paid to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date shall have been paid.

          (c) Unless waived by the Administrative Agent solely in respect of this SECTION 4.01(c), the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

          (d) The Acquisition to be consummated on the Closing Date and each other aspect of the Transaction (other than the funding of the Facilities) shall have been consummated in accordance with the terms and conditions of the Related Documents in all material respects and in compliance with applicable law and regulatory approvals in all material respects.

          (e) The Arranger, on behalf of the Lenders, shall have received, in form and substance reasonably satisfactory to the Arranger, audited consolidated balance sheets of the Business, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows, for each of the three fiscal years ended on and prior to July 2, 2005, and a report of PriceWaterhouseCoopers LLP or another accounting firm of international recognition reasonably acceptable to the Arranger (all such audited financial statements, adjustments and reports, collectively, the "REQUIRED FINANCIAL STATEMENTS"), such Required Financial Statements to be in reasonable detail and prepared in accordance with GAAP.

          (f) All governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Acquisition to be consummated on the Closing Date and the other aspects of the Transaction,

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     including the related financings and other transactions contemplated hereby, shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any authority that could reasonably be expected to have a Material Adverse Effect, and no law or regulation shall be applicable that would restrain, prevent or impose any material adverse conditions on the Transaction.

          (g) The Lenders shall have received (i) the PRO FORMA consolidated financial statements referred to in SECTION 5.05(d) and (ii) forecasts prepared by management of the Borrower, in form and substance reasonably satisfactory to the Arranger, of consolidated balance sheets and statements of income or operations and cash flow statements of the Borrower and its Subsidiaries on a quarterly basis for the year following the Closing Date and on an annual basis for each year thereafter until the Maturity Date for the Term B Facility.

          (h) After giving effect to the Transaction, including all Credit Extensions made in connection therewith, the amount by which (i) the sum of the aggregate Revolving Credit Commitments and unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds (ii) the sum of
     (A) the Outstanding Amount of Revolving Credit Loans and Swing Line Loans and (B) the Outstanding Amount of L/C Obligations shall be no less than $125,000,000.

          (i) The Borrower and its Subsidiaries shall have a ratio of (i) Consolidated Funded Indebtedness (net of unrestricted cash and cash equivalents) of the Borrower and its Subsidiaries as of the Closing Date after giving effect to the Transaction to (ii) PRO FORMA Consolidated EBITDA for the twelve-month period ended July 2, 2005 (calculated as if the Transaction had occurred on the first day of such twelve-month period), of not greater than 3.50:1.00.

          (j) The Facilities shall have received a debt rating from each of Moody's and S&P.

Without limiting the generality of the provisions of SECTION 9.04, for purposes of determining compliance with the conditions specified in this SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V, each other Loan Document, and in any document furnished in connection with such Request for Credit Extension shall be true and correct in all

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     material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties will be true and correct) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties will be true and correct) as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in SECTIONS 5.05(A)(I) and (II) and the first sentence of 5.05(B) shall be deemed to refer to the most recent statements furnished pursuant to SECTIONS 6.01(A) and (B), respectively.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

          (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

           Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Administrative Agent and the Lenders that:

           5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Set forth in PART (C) of SCHEDULE 5.13 hereto is a complete and accurate list as of the date hereof of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any Guarantor that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation (if any). The copy of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to SECTION 4.01(A)(V)(B) is a true and correct copy of each such document as in effect on the date hereof, each of which is valid and in full force and effect. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Related Documents to which it is a party and consummate the Transaction, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of

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its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in (A) clause (a), in respect of any Inactive Subsidiary, and (B) clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law in any material respect. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. Other than as set forth in SCHEDULE 5.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person which has not already been obtained is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, including the first priority nature thereof (excluding any as may be required pursuant to the applicable foreign laws of foreign jurisdictions in which any Collateral may be situated other than in Key Foreign Operating Jurisdictions and Key Foreign Pledge Jurisdictions). All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Purchase Agreement and applicable Law.

          5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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          5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. (a) The Audited
Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries or the Business, as applicable, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries or the Business, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated October 1, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. SCHEDULE 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date hereof that are not specified in such financial statements, including liabilities for taxes, material commitments and Indebtedness.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

          (d) The consolidated PRO FORMA balance sheet of the Borrower and its Subsidiaries as at July 2, 2005, and the related consolidated PRO FORMA statements of income and cash flows of the Borrower and its Subsidiaries for the twelve months then ended, certified by the chief financial officer or treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects on a PRO FORMA basis the consolidated PRO FORMA financial condition of the Borrower and its Subsidiaries as at such date and the consolidated PRO FORMA results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

          (e) The consolidated forecasted balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to
SECTION 4.01 or 6.01(C) were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believed to be fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance (it being understood that actual financial performance may vary from such forecasts).

          5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower or the Business after due and diligent investigation, threatened in writing at law, in equity, in arbitration or before any Governmental

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Authority, by or against the Borrower or any of its Subsidiaries or the Business
or against any of their properties or revenues that (a) as of the Closing Date, purport to affect or pertain to any Related Document or the consummation of the Transaction, (b) purport to affect or pertain to this Agreement or any material Loan Document, or (c) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under, or with respect to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          5.08 OWNERSHIP OF PROPERTY; LIENS; INVESTMENTS. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property used in the ordinary conduct of its business that have an individual fair market value in excess of $2,500,000, except for such defects in title or interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) SCHEDULE 5.08(B) sets forth as of the date hereof a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on SCHEDULE 5.08(B), and as otherwise permitted by SECTION 7.01.

          (c) SCHEDULE 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party with an individual fair market value in excess of $2,500,000, showing as of the date hereof, where applicable, the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (d) SCHEDULE 5.08(D) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee which have a remaining term (disregarding any option on the part of the tenant to renew) of three years or more and under which the annual rent is $2,500,000 or more, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except insofar as would not result in a Material Adverse Effect.

          (e) SCHEDULE 5.08(E) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof (other than Investments in the Borrower, wholly owned Subsidiaries of the Borrower and Qualified Non-Wholly Owned Subsidiaries of the Borrower and Investments in Cash Equivalents permitted by

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SECTION 7.03(a)), showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

           5.09 ENVIRONMENTAL COMPLIANCE. Except where failure to comply with any of the following could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

           (a) Each of the Real Properties and all operations at the Real Properties are and, for the past 3 years, have been in compliance with all applicable Environmental Laws and permits, there is no violation of any Environmental Law or permit with respect to the Real Properties or the businesses of the Borrower and its Subsidiaries, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

           (b) None of the Real Properties contains, or to the Borrower's knowledge has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws and none of the properties currently or formerly owned or operated by the Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL.

           (c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law. Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Responsible Officer of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any Subsidiary, the Real Properties, or the businesses of the Borrower and its Subsidiaries.

           (f) There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without

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limitation, disposal) of the Borrower or any Subsidiary in connection with the
Real Properties or otherwise in connection with the businesses of the Borrower and its Subsidiaries, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with insurance companies the Loan Parties reasonably believe to be financially sound and reputable, in such amounts (after giving effect to self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

          5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to make any such filings and payments, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that could be reasonably expected to have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement except as set forth on SCHEDULE 5.11 hereto. The Acquisition will not be taxable to the Borrower, any of its Subsidiaries or Affiliates, or the Business.

          5.12 ERISA COMPLIANCE. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or reasonably is expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $40,000,000; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the

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giving of notice under Section 4219 of ERISA, would result in such liability)
under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, except for an event described in CLAUSE (i), (iii) or (iv) of this
SECTION 5.12(c), which individually, or in the aggregate with all other such events, could not reasonably be expected to have a Material Adverse Effect.

          (d) Except where such event individually, or in the aggregate with all other events in this SECTION 5.12(d), could not reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

               (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

               (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

               (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          5.13 SUBSIDIARIES; EQUITY INTERESTS; LOAN PARTIES. Each Loan Party has no Subsidiaries other than those specifically disclosed in PART (A) of SCHEDULE 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are in the amounts specified on PART (A) of SCHEDULE 5.13 free and clear of all Liens except those created under the Collateral Documents and those permitted by SECTION 7.01 or the Collateral Documents. Each Loan Party has no equity Investments in any other corporation or entity other than those specifically disclosed in PART (B) of
SCHEDULE 5.13. Set forth on PART (C) of SCHEDULE 5.13 is a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Guarantor that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation (if any).

          5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB).

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No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock other than common stock of the Borrower to the extent permitted under SECTION 7.06(D).

          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          5.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; PROVIDED that, with respect to projected and PRO FORMA financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected and PRO FORMA financial information was prepared, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          5.16 COMPLIANCE WITH LAWS. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. Each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, except for IP Rights (other than the Significant Marks) that are not material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole. Each of Dart and BCICIS is the owner of all right, title and interest in and to the Significant Marks owned by it, no Liens exist on the Significant Marks other than Liens created under the Loan Documents and no other parties have any right, title and interest in and to the Significant Marks other than non-exclusive licensing and rights arrangements with the Borrower and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or

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other material now employed, or now contemplated to be employed, by any Loan
Party or any of its Subsidiaries infringes upon any proprietary rights held by any other Person and no claim or litigation regarding any of the foregoing is pending or threatened in writing, in any of the foregoing cases, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 SOLVENCY. Before and after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, each of
(a) the Borrower, Dart and BCICIS is and will be Solvent, (b) after excluding all Indebtedness owed to Loan Parties, Tupperware International Holdings Corporation, Premiere Products, Mexico S de R.L. and Sara Lee Mexicana Holdings S de R.L. de C.V. is and will be Solvent, and (c) the Borrower and its Subsidiaries, on a consolidated basis, are and will be Solvent.

          5.19 CASUALTY, ETC. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

           So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

          6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC, without giving effect to any extension), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing to which the Required Lenders have not reasonably objected, which report and opinion shall be prepared in accordance with generally accepted auditing standards and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls to the extent required pursuant to Section 404 of Sarbanes-Oxley, in each case expressing a conclusion to which the Required Lenders have not reasonably objected;

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          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC, without giving effect to any extension), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, controller or the treasurer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

          (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flow statements of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year and on an annual basis for the next three fiscal years.

As to any information contained in materials furnished pursuant to SECTION 6.02(D), the Borrower shall not be separately required to furnish such information under SECTION 6.01(A) or (B) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in SECTIONS 6.01(A) and (B) above at the times specified therein.

     6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender:

          (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(A), a certificate of its independent certified public accountants, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

          (b) within ten days of the earlier of (i) filing the financial statements referred to in SECTIONS 6.01(A) and (B) with the SEC, and (ii) delivery of such financial statements to the Lenders, a duly completed Compliance Certificate, in form and detail reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower;

          (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters and, to the extent permitted by the independent accountants, recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants

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     in connection with the accounts or books of any Loan Party or any of its
     Subsidiaries, or any audit of any of them;

          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of securities constituting a Permitted Financing and not otherwise required to be furnished to the Lenders pursuant to any other clause of this SECTION 6.02;

          (f) as soon as available and in any event within 45 days after the end of each fiscal year, a report, in form and detail reasonably satisfactory to the Administrative Agent, summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information with respect to insurance coverage as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

          (g) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any Key Foreign Operating Jurisdiction) concerning any formal investigation or formal inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

          (h) (i) promptly upon receipt thereof, copies of all notices as to material matters, requests for any material information and any material documents (A) received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or (B) delivered by any Loan Party or any of its Subsidiaries under or pursuant to any Permitted Financing, and
     (ii) from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such Permitted Financing as the Administrative Agent may reasonably request;

          (i) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that (i) could reasonably be expected to have a Material Adverse Effect or
     (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

          (j) (i) concurrently with the delivery of the Compliance Certificate corresponding to the financial statements delivered pursuant to SECTION 6.01(A), a report supplementing SCHEDULES 5.08(C), 5.08(D), 5.08(E), 5.11 and 5.13, including an

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     identification of all owned and leased real property disposed of by any
     Loan Party or any of its Subsidiaries during such fiscal year (to the extent any such properties were, or would have been, required to be listed on such Schedules), a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property under which Borrower or any Subsidiary is lessor, the lessee, expiration date and annual rental cost thereof) of all material owned real property acquired or leased during such fiscal year and a description of such other material changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects, and (ii) concurrently with the delivery of the Compliance Certificate corresponding to the financial statements delivered pursuant to SECTIONS 6.01(A) and 6.01(B), and from time to time between such deliveries in the event of any material changes of the information set forth in SCHEDULE 7.02(M), a report updating SCHEDULE 7.02(M), including identification of all of lines of credit (including identification of those that are Secured Foreign Credit Lines), the applicable borrower or beneficiary thereof, the maximum permitted amount thereunder (including the respective amounts thereof that are committed and uncommitted), the bank or financial institution providing such line of credit (including whether such bank or financial institution is a Foreign Credit Line Bank), the expiration or termination date thereof, whether such line of credit is secured (and if so, a description of the applicable collateral), the aggregate potential amount of all lines of credit that are secured, and a description of such other material information as may be necessary for such Schedule to be accurate and complete in all material respects; and

          (k) promptly, such additional information as the Administrative Agent or any Lender may from time to time reasonably request.

           Documents required to be delivered pursuant to SECTION 6.01 or
SECTION 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.02(B) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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           The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (I.E., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "PUBLIC LENDER"). The Borrower hereby agrees that (w) it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders, it will include in such Borrower Materials a reasonably detailed term sheet and all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

          6.03 NOTICES. Promptly notify the Administrative Agent and each
Lender:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any ERISA Event;

          (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Material Subsidiary thereof; and

          (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to
     SECTION 2.05(B)(II), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(B)(III), (C) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(B)(IV) and (D) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to SECTION 2.05(B)(V).

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           Each notice pursuant to SECTION 6.03(A), (B), (C) or (D) shall be
accompaCied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or relevant Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(A) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached (if any).

          6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) the failure to pay and discharge such tax liabilities, assessments and governmental charges or levies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not permitted hereunder unless such claims are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except to the extent that a default with respect to such Indebtedness would not result in a Default or Event of Default.

          6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
SECTION 7.04 or 7.05, except with respect to Inactive Subsidiaries where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate the Acquisition; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; provided that nothing in this SECTION 6.06 shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable commercial judgment of the Borrower, desirable in the conduct of its business and could not, individually or in the aggregate, have a Material Adverse Effect.

          6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to self insurance compatible with the following standards) and with such deductibles as are customarily

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carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

          6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; PROVIDED, that such books of record and account, and entries therein in, of Foreign Subsidiaries shall conform with the generally accepted (or customary) financial practices and statutory requirements of its jurisdiction.

          6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower (unless a Default is then continuing, to the extent such expenses are out-of-pocket and reasonable) and at such reasonable times during normal business hours and as often as may be reasonably desired, but not more than 2 times in any calendar year unless a Default shall have occurred and be continuing, upon reasonable advance notice to the Borrower.

          6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions under the Term B Facility and Revolving Credit Facility, as follows:

          (a) to finance the Acquisition and any obligations of the Borrower or its Subsidiaries arising from or in connection with the Acquisition,

          (b) to refinance, as of the Closing Date, certain existing Indebtedness of the Borrower and its Subsidiaries including the payment of any applicable premiums or penalties associated therewith (including, without limitation, the Existing Credit Agreement and the 2006 Notes and 2011 Notes),

          (c) to pay fees and expenses incurred in connection with the Transaction, and

          (d) otherwise for general corporate purposes.

          6.12 COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. (a) Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party, then the Borrower shall, at the Borrower's expense:

               (i) within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has

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          not already done so), to duly execute and deliver to the
          Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents; PROVIDED, HOWEVER, that if for any new direct or indirect Foreign Subsidiary or parent that is a Foreign Subsidiary, as applicable, compliance with this SECTION 6.12(A)(I) would result in a
          Section 956 Deemed Dividend, the Borrower will not be required to comply with this SECTION 6.12(A)(I) to the extent that doing so would result in such Section 956 Deemed Dividend,

               (ii) within 5 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in reasonably sufficient detail to enable the Administrative Agent to take and perfect Liens thereon to the extent required by this Agreement and the Collateral Documents,

               (iii) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) except to the extent provided in CLAUSE (I) above to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in SECTION 4.01(A)(III)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties (which, in the case of Real Properties, shall be limited to, Real Property with a fair market value in excess of $2,500,000 at the time of such formation or acquisition) other than property as to which the granting of a Lien is otherwise excused by the terms of this Agreement or the Collateral Documents; PROVIDED, HOWEVER, that if for any new direct or indirect Foreign Subsidiary or parent thereof that is a Foreign Subsidiary, as applicable, compliance with this SECTION 6.12(A)(III) would result in a Section 956 Deemed Dividend, the Borrower will not be required to comply with this SECTION 6.12(A)(III) to the extent that doing so would result in such Section 956 Deemed Dividend,

               (iv) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and

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          pledge agreements delivered pursuant to this SECTION 6.12, enforceable against all third parties in accordance with their terms,

               (v) within 30 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in CLAUSES (I), (III) and (IV) above, and as to such other matters as the Administrative Agent may reasonably request,

               (vi) as soon as practicable after such formation or acquisition, deliver to the Administrative Agent with respect to the Real Property owned or held by the entity that is the subject of such formation or acquisition title insurance policies, surveys and any available engineering, soils and other reports (including, without limitation, any environmental reports) generated within the 3 years prior to such formation or acquisition to the extent required to be subject to deeds of trust, trust deeds or mortgages pursuant to CLAUSE (III) above, and

               (vii) as soon as practicable after such formation or acquisition, deliver to the Administrative Agent with respect to any Real Property owned or held by the entity that is the subject of such formation or acquisition and required to be subject to deeds of trust, trust deeds or mortgages pursuant to CLAUSE (III) above, a Phase I environmental site assessment report prepared in accordance with the standards promulgated by the American Society for Testing and Materials in form and substance and from a professional firm reasonably acceptable to the Administrative Agent.

          (b) Upon the acquisition of any property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, which, in the case of Real Properties, shall be limited to, Real Property with a fair market value in excess of $2,500,000 at the time of such acquisition by any Loan Party other than property excluded from Collateral by this Agreement or any of the Collateral Documents (including as a result of such property being subject to a Lien permitted by SECTION 7.01), then, other than where compliance with this
SECTION 6.12(B) would result in a Section 956 Deemed Dividend, the Borrower shall, at the Borrower's expense:

               (i) within 15 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

               (ii) within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing

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          payment of all the Obligations of the applicable Loan Party under the
          Loan Documents and constituting Liens on all such properties,

               (iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

               (iv) within 30 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and
          (iii) above and as to such other matters as the Administrative Agent may reasonably request,

               (v) as soon as practicable after any acquisition of a real property, deliver to the Administrative Agent with respect to such Real Property title insurance policies, surveys and any available engineering, soils and other reports (including, without limitation, any environmental reports) generated within the 3 years prior to such formation or acquisition to the extent required to be subject to deeds of trust, trust deeds or mortgages, and

               (vi) as soon as practicable after any acquisition of any Real Property, deliver to the Administrative Agent with respect to such Real Property required to be subject to deeds of trust, trust deeds or mortgages, a Phase I environmental site assessment report prepared in accordance with the standards promulgated by the American Society for Testing and Materials in form and substance and from a professional firm reasonably acceptable to the Administrative Agent.

          (c) At any time any Foreign Subsidiary of the Borrower that is not a Guarantor has entered into a Guarantee of any Funded Debt of any Loan Party with a principal amount in excess of the Threshold Amount, then the Borrower shall, at the Borrower's expense:

               (i) within 30 days after entering into such Guarantee, cause such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Loan Parties' obligations under the Loan Documents, and

               (ii) within 30 days after entering into such Guarantee, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters

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          contained in CLAUSE (i) above, and as to such other matters as the
          Administrative Agent may reasonably request.

          (d) Notwithstanding anything provided in this SECTION 6.12, no Local Law Collateral Documents shall be required to be delivered in respect of the Equity Interests in any First-Tier Foreign Subsidiary for so long as such First-Tier Foreign Subsidiary shall not be a Significant Foreign Subsidiary. Upon any First-Tier Foreign Subsidiary becoming a Significant Foreign Subsidiary, the Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent the Local Law Collateral Documents in respect of 66% of the Equity Interests in such First-Tier Foreign Subsidiary within 30 days after the date the determination is made that such First-Tier Foreign Subsidiary is a Significant Foreign Subsidiary other than where compliance with this SECTION 6.12(D) would result in a Section 956 Deemed Dividend.

          (e) Within 30 days (which may be extended in the reasonable discretion of the Administrative Agent by up to an additional 30 days) after delivery of any Compliance Certificate listing any Key Foreign Operating Jurisdiction with respect to which Local Law Collateral Documents in respect of the Significant Marks have not been executed and delivered and all actions required to perfect the security interests in respect of the Significant Marks created pursuant to the Security Agreement or any Local Law Collateral Documents taken, the Borrower and the applicable Loan Parties shall (i) execute and deliver Local Law Collateral Documents in respect of the Significant Marks, (ii) take all actions required to perfect the security interests in respect of the Significant Marks created pursuant to the Security Agreement or any Local Law Collateral Documents and otherwise reasonably requested by the Administrative Agent pursuant to the Loan Documents, and (iii) deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties in such Key Foreign Operating Jurisdiction reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above and as to such other matters as the Administrative Agent may reasonably request. Notwithstanding anything provided in this SECTION 6.12, no Local Law Collateral Documents shall be required to be delivered in respect of any IP Rights registered in a jurisdiction outside of the United States, except for Local Law Collateral Documents in respect of Significant Marks registered in Key Foreign Operating Jurisdictions.

          (f) Notwithstanding anything provided in this SECTION 6.12, the Administrative Agent shall not take or perfect a security interest in any property or assets if Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining or perfecting such interest (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby.

          (g) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, in each case solely to the extent not inconsistent with the provisions of this Agreement or any other Loan Document.

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          6.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          6.14 PREPARATION OF ENVIRONMENTAL REPORTS. In the event that the Administrative Agent or the Required Lenders has reason to believe that (a) there is an Environmental Liability affecting any Real Property that could reasonably be expected to have a Material Adverse Effect, (b) there is any Environmental Action or any Environmental Liability that could reasonably be expected to cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, or (c) there is an Environmental Liability that could reasonably be expected to result in a litigation or a proceeding affecting any Loan Party or Subsidiary that would involve amounts exceeding the Threshold Amount, then, at the request of the Administrative Agent or the Required Lenders, provide to the Lenders within 90 days after such request or such longer period of time as may be reasonably necessary to conduct any assessment as is reasonably determined by the environmental consulting firm conducting such assessment, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties.

          6.15 FURTHER ASSURANCES. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, may reasonably require from time to time in order to (a) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (b) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
(c) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          6.16 INTEREST RATE HEDGING. Enter into no later than 90 days after the Closing Date, and maintain at all times thereafter, interest rate Swap Contracts with Persons reasonably acceptable to the Administrative Agent and having terms and conditions reasonably satisfactory to the Administrative Agent, to the extent necessary to provide that at least 40% of the aggregate

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principal amount of all Funded Debt of the Borrower and its Subsidiaries on a
consolidated basis is subject to either a fixed interest rate or interest rate protection for a period of the lesser of three years and the remaining period of time to the Maturity Date.

          6.17 COMPLIANCE WITH MATERIAL CONTRACTS. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.18 PROTECTED SUBSIDIARIES AND FINANCING SUBSIDIARIES. (a) Maintain at all times Dart or BCICIS, as applicable, as the legal, beneficial and registered and record owner of all Significant Marks owned by it as of the date hereof and one of the Protected Subsidiaries as the legal, beneficial and, as applicable, registered or record owner or licensee from a Person other than the Borrower or any Subsidiary of all Material Marks; PROVIDED, that neither Dart nor BCICIS shall transfer or otherwise Dispose of any Significant Mark to any Person, except as permitted pursuant to Section 7.05(i) to Borrower and its Subsidiaries and (b) cause TICL or another Financing Subsidiary identified to the Administrative Agent at all times (i) to continue to operate as a principal finance vehicle for the operations of the Borrower and its Subsidiaries located outside of the United States, (ii) to be a First Tier Foreign Subsidiary, at least 66% of whose Equity Interests have been or shall be, concurrently with such subsidiary becoming a Financing Subsidiary, pledged pursuant to Local Law Collateral Documents, and (iii) to maintain such pledge to be a valid, perfected first priority interest pursuant to the laws of the applicable Key Foreign Pledge Jurisdiction.

          6.19 POST-CLOSING REQUIREMENTS.

          No later than 90 days after the Closing Date (which 90-day period may be extended for an additional 60 days in the reasonable discretion of the Administrative Agent), the Loan Parties shall deliver deeds of trust, trust deeds and mortgages (together with the assignments of leases and rents referred to therein and each other deeds of trust, trust deeds and mortgages delivered pursuant to SECTION 6.12, in each case as amended, the "Mortgages"), in substantially the form of EXHIBIT H (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties listed on SCHEDULE 6.19 (collectively, the "INITIAL MORTGAGED PROPERTIES"), duly executed by the appropriate Loan Party, together with: (a) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid; (b) fully paid American Land Title Association Lender's (or to the extent available in the applicable jurisdiction, Extended Coverage) title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers selected by, or otherwise reasonably acceptable to, the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all material defects (including, but not limited to,

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mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted
Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary; (c) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated a date reasonably satisfactory to the Administrative Agent, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent; (d) any available engineering, soils and other reports (including, without limitation, any environmental reports) generated within the 3 years prior to the Closing Date as to the properties described in the Mortgages; (e) Phase I environmental site assessment reports prepared in accordance with the standards promulgated by the American Society for Testing and Materials for each of the properties described in the Mortgages, in form and substance and from a professional firm reasonably acceptable to the Administrative Agent; (f) evidence of the insurance required by the terms of the Mortgages; (g) to the extent requested by the Administrative Agent, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; (h) favorable opinions of local counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent, and (i) evidence that all other action that the Administrative Agent may reasonably deem necessary in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

           So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

          7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, other than the following:

          (a) Liens pursuant to any Loan Document;

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          (b) Liens existing on the date hereof (other than Liens securing lines of credit and amounts outstanding under lines of credit) and listed on
     SCHEDULE 5.08(B) and any renewals or extensions thereof, PROVIDED that (i) the property covered thereby is not broadened or increased, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.02(D);

          (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property or other minor irregularities in title which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(H) or securing appeal or other surety bonds related to such judgments;

          (i) Liens securing Indebtedness permitted under SECTION 7.02(F); PROVIDED that (i) such Liens do not at any time encumber any property other than the property whose acquisition, construction or improvement was financed by such Indebtedness or, if applicable, subject to such Capitalized Lease and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired, constructed or improved on the date of acquisition, construction or improvement;

          (j) Liens in the form of leases or subleases granted or created by the Borrower or any Subsidiary of Real Properties that do not interfere, individually or in the



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     aggregate, in any material respect with the business of the Borrower and its Subsidiaries (taken as a whole);

          (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (l) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (m) Liens securing lines of credit for Foreign Subsidiaries in an aggregate potential amount at any time (such amount being the maximum potential amount of credit under any secured line of credit, whether or not committed and whether or not then available) not to exceed $35,000,000; and

          (n) other Liens securing Indebtedness (other than Liens securing lines of credit for Foreign Subsidiaries and amounts outstanding under lines of credit for Foreign Subsidiaries) outstanding in an aggregate principal amount not to exceed $10,000,000.

Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien in respect of (x) any property or assets of Dart or BCICIS, including, without limitation, the Significant Marks, (y) any Material Mark, and (z) the Equity Interests of Dart, BCICIS, any Protected Subsidiary or any Financing Subsidiary, in each case, except for Liens thereon created by the Loan Documents.

          7.02 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates or foreign exchange rates required hereby or otherwise incurred in the ordinary course of business and consistent with prior practices and prudent business practice and not for speculative purposes;

          (b) Indebtedness owed to the Borrower, a wholly owned Subsidiary of the Borrower or a Qualified Non-Wholly Owned Subsidiary of the Borrower, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute "Pledged Debt" under the Security Agreement, (ii) be otherwise permitted under the provisions of SECTION 7.03, (iii) if any Loan Party is the obligor on such Indebtedness, be unsecured and expressly subordinated in right of payment to all Obligations, and (iv) in the case of Indebtedness owed to any Loan Party by any Subsidiary that is not a Loan Party, (A) be evidenced by a promissory note, (B) not be subordinated, and
     (C) be payable upon demand and without restrictions on prepayments;

          (c) Indebtedness under the Loan Documents;

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          (d) Indebtedness, excluding lines of credit and Indebtedness in respect of lines of credit, outstanding on the date hereof and listed on
     SCHEDULE 7.02(D) and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; PROVIDED FURTHER that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (e) Guarantees of (i) the Borrower or any Guarantor in respect of Indebtedness of any Loan Party otherwise permitted hereunder, and (ii) of the Borrower on an unsecured basis in respect of Indebtedness of any Subsidiary that is not a Loan Party otherwise permitted hereunder;

          (f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and obligations for acquisition, construction or improvement of fixed or capital assets; PROVIDED, that (i) the aggregate amount of all such Indebtedness at any one time outstanding (other than in respect of the construction of a manufacturing, distribution and office facility in Aalst, Belgium, adjacent to the existing warehouse facility) shall not exceed $20,000,000, and (ii) the aggregate amount of all such Indebtedness in respect of the construction of a manufacturing, distribution and office facility in Aalst, Belgium, adjacent to the existing warehouse facility, shall not exceed $20,000,000 so long as such Indebtedness is owed to Fortis Capital and its affiliates and partners (including any refinancings, refundings, renewals or extensions thereof with Fortis Capital and its affiliates and partners so long as the amount of such Indebtedness is not increased, the direct or any contingent obligor with respect thereto is not changed and any property securing such Indebtedness is not broadened or increased);

          (g) other than pursuant to a line of credit, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (h) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person in the ordinary course of business;

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          (i) Indebtedness representing deferred compensation to employees of
     Borrower and its Subsidiaries in the ordinary course of business;

          (j) Indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries in respect of accounts extended by suppliers on normal trade terms in connection with purchases of goods and services;

          (k) Indebtedness incurred pursuant to the terms of any Plan or Employee Benefit Arrangement in the ordinary course of business;

          (l) Permitting Financings in an aggregate amount not to exceed $300,000,000 so long as the Net Cash Proceeds thereof are applied to prepay the Loans;

          (m) lines of credit (including, without limitation, overdraft facilities, working capital facilities, letter of credit facilities and similar lines of credit and credit facilities, but excluding factoring facilities and trade letter of credit facilities in the ordinary course of business) listed on SCHEDULE 7.02(M), as updated in accordance with SECTION 6.02(J)(II) and as updated between fiscal periods otherwise in accordance with SECTION 6.02(J)(II), in an aggregate amount not to exceed $150,000,000 (including, without limitation, all committed and uncommitted lines of credit); PROVIDED, that (i) the aggregate amount outstanding under all lines of credit shall not exceed $75,000,000 outstanding at any time, and
     (ii) any such lines of credit may be secured only as permitted under
     SECTION 7.01(M);

          (n) trade letter of credit facilities; and

          (o) other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding anything to the contrary herein or in any other Loan Document,
(x) neither Dart nor BCICIS nor any Protected Subsidiary that has any right, title or interest in any Material Mark may create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under the Loan Documents and unsecured Indebtedness under SECTIONS 7.02(B) and (L), and (y) lines of credit for Foreign Subsidiaries and all Indebtedness in respect of lines of credit for Foreign Subsidiaries shall only be permitted under SECTION 7.02(M).

               7.03 INVESTMENTS. Make or hold any Investments, except:

          (a) Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;

          (b) Loans and advances to officers, directors and employees of the Borrower and Subsidiaries for payroll advances, travel, entertainment, relocation and other corporate purposes in an amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

          (c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, and (ii) additional Investments by the Borrower and its Subsidiaries in wholly owned Subsidiaries and Qualified Non-Wholly

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     owned Subsidiaries; PROVIDED, that proceeds of any such additional
     Investments in Subsidiaries that are not Loan Parties shall not be used to
     (A) finance any further Investments other than additional Investments under this SECTION 7.03(C) or (B) finance any Restricted Payments other than Restricted Payments permitted under SECTION 7.06(A);

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the trade debt granted, or deposits made in connection with the purchase of goods or services, in each case in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, customers or suppliers or in settlement of disputes in the ordinary course of business to the extent reasonably necessary in the circumstances;

          (e) Guarantees permitted by SECTION 7.02;

          (f) Investments existing or in respect of which a legally binding commitment to make such Investment exists on the date hereof and set forth on SCHEDULE 5.08(E);

          (g) Investments by the Borrower in Swap Contracts permitted under
     SECTION 7.02(a);

          (h) the purchase or other acquisition by any Loan Party of all of the Equity Interests in, or all or substantially all of the property and assets of, or a business unit or product line of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); PROVIDED that, with respect to each purchase or other acquisition made pursuant to this SECTION 7.03(H):

               (i) to the extent applicable, any such newly-created or acquired Subsidiary resulting from such purchase or acquisition shall comply with the requirements of SECTION 6.12;

               (ii) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same or substantially related to and complementary to lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries;

               (iii) the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid or assumed by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid or assumed by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries

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          pursuant to this SECTION 7.03(h), shall not exceed $150,000,000 in the aggregate; PROVIDED, that (A) if the Consolidated Leverage Ratio is greater than 2.75 to 1.00 immediately after giving Pro Forma Effect to any such purchases or acquisitions and any related transactions, the total cash and noncash consideration paid or assumed by or on behalf of the Borrower and its Subsidiaries for all such purchases and other acquisitions shall not exceed $20,000,000 in any fiscal year, and (B) any amounts not used in such fiscal year may be carried over into the next fiscal year (but not into any subsequent fiscal year);

               (iv) (A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving Pro Forma Effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in PRO FORMA compliance with all of the covenants set forth in SECTION 7.11; and

               (v) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least five Business Days prior to the date on which any such purchase or other acquisition involving total consideration in excess of $5,000,000 is to be consummated, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this SECTION 7.03(H) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

               (i) Investments made or acquired pursuant to the terms of any Plan or Employee Benefit Arrangement or pursuant to the terms of the Existing CEO Agreement in the ordinary course of business;

               (j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (k) Investments made with the Net Cash Proceeds of any issuance of Equity Interests remaining after making all mandatory prepayments from such Net Cash Proceeds required pursuant to SECTION 2.05(B)(III);

               (l) the non-exclusive licensing or sublicensing of Intellectual Property Rights (other than Significant Marks) pursuant to joint marketing arrangements with Persons other than the Borrower and its Subsidiaries;

               (m) any Investments acquired in connection with a Disposition permitted by SECTION 7.05; and

               (n) other Investments, net of all dividends, distributions, payments of interest, return on capital and repayments of principal received in cash in respect of such Investments, in an aggregate amount not to exceed $15,000,000 at any time outstanding.

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          7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge with, or be liquidated, wound up or dissolved into (i) the Borrower, PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that when any Loan Party is merging with another Subsidiary that is not a Loan Party, such Loan Party shall be the continuing or surviving Person;

          (b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

          (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets to (i) another Subsidiary which is not a Loan Party or (ii) to a Loan Party;

          (d) the Borrower and its Subsidiaries may consummate the Acquisition; and

          (e) in connection with any acquisition permitted under SECTION 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower;

PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto,
(x) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation, and (y) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation; PROVIDED, FURTHER, that the Borrower shall use its commercially reasonable efforts to cause CH Laboratories Pty Limited to be merged, liquidated, wound up or dissolved in a manner permitted by SECTION 7.04(A)(II) and until such merger, liquidation, winding up or dissolution shall have occurred, CH Laboratories Pty Limited shall not own any assets.

          7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, and (ii) fixed operating assets (solely to the extent not constituting all or substantially all of the assets or business of the Borrower or any Subsidiary or a business unit, line of business or division of the Borrower or any Subsidiary) no longer used or useful to the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of inventory and Cash Equivalents in the ordinary course of business;

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

          (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

          (d) Dispositions of property by the Borrower or any Subsidiary to the Borrower, a wholly owned Subsidiary, or a Qualified Non-Wholly Owned Subsidiary; PROVIDED that (i) if the transferor of such property in a noncash transaction is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor, and (ii) such Disposition shall be for fair market value and on arm's-length terms;

          (e) Dispositions permitted by SECTION 7.04 and, to the extent any Investment permitted under SECTION 7.03 also constitutes, in whole or in part, a Disposition, such Investment;

          (f) any issuance of Equity Interests of the Borrower;

          (g) Dispositions by the Borrower and its Subsidiaries of the Specified Florida Properties and the Idle Properties; PROVIDED, that at least 25% of the purchase price therefore shall be paid in cash so long as any noncash consideration shall be secured by the Specified Florida Properties or the Idle Properties subject to such Disposition;

          (h) the sale, transfer or disposition of accounts in connection with the collection or compromise thereof in the ordinary course of business;

          (i) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice;

          (j) Dispositions made pursuant to the terms of any Plan or Employee Benefit Arrangement in the ordinary course of business;

          (k) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this SECTION 7.05; PROVIDED that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition,
     (ii) the aggregate fair market value of all property Disposed of in reliance on this CLAUSE (K) shall not exceed $10,000,000 in any fiscal year and $30,000,000 in the aggregate, and (iii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash; and

          (l) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of SECTION 7.05(K) above;

PROVIDED, HOWEVER, that (x) any Disposition pursuant to SECTION 7.05(K) is for consideration at least equivalent to fair market value of the property or assets Disposed, and (y) neither Dart nor BCICIS shall transfer or otherwise Dispose of any Significant Mark except as permitted pursuant to SECTION 7.05(I) to the Borrower and its Subsidiaries.

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

          7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

          (a) each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

          (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

          (c) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to SECTION 2.05(B)(III), the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

          (d) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock to the extent that such purchase, redemption or other acquisition is effected using the proceeds from any exercise of any option, warrant, or other right to acquire capital stock in the Borrower or such Subsidiary within 180 days after the date of such exercise;

          (e) the Borrower and each Subsidiary may make Restricted Payments and may issue or sell Equity Interests pursuant to the terms of any Plan or Employee Benefit Arrangement or pursuant to the Existing CEO Agreement in the ordinary course of business;

          (f) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its common stock so long as, after giving Pro Forma Effect thereto, the Borrower shall be in PRO FORMA compliance with each of the covenants set forth in SECTION 7.11;

          (g) the Borrower may purchase, redeem or acquire any of its Equity Interests from any of its or its Subsidiaries' present or former officers or employees upon the death, disability or termination of employment of such officer or employee, so long as the aggregate amount of payments under this SECTION 7.06(G) shall not exceed $2,500,000 in any fiscal year and $5,000,000 in the aggregate since the Closing Date; and

          (h) to the extent permitted by SECTION 7.03, the Borrower or any of its Subsidiaries may purchase any or all of any portion of the minority Equity Interests in any Subsidiary that is not (directly or indirectly) wholly owned by the Borrower.

          7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its

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

Subsidiaries on the date hereof or any business similar, ancillary, complementary or otherwise reasonably related thereto or that is a reasonable extension, development or expansion thereof.

          7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the following shall not be deemed to be Affiliate transactions subject to the foregoing limitations:

          (a) transactions between or among (i) the Borrower and any Domestic Subsidiaries that are Loan Parties, (ii) any Subsidiaries that are not Loan Parties, and (iii) Loan Parties and Subsidiaries that are not Loan Parties with respect to transactions that are individually and in the aggregate DE MINIMIS and immaterial;

          (b) any Restricted Payment permitted by SECTION 7.06;

          (c) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Borrower or any Subsidiary as determined in good faith by the board of directors of the Borrower; and

          (d) loans and advances to officers, directors and employees permitted by SECTION 7.03(B).

          7.09 BURDENSOME AGREEMENTS. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent or otherwise for the benefit of the Lenders pursuant to the Loan Documents; provided, however, that this clause
(iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.02(F) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

          7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

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

          7.11 FINANCIAL COVENANTS. (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (i) 80% of the Consolidated Net Worth of the Borrower determined as of December 31, 2005, PLUS (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending on or after April 1, 2006 (with no deduction for a net loss in any such fiscal quarter), PLUS (iii) an amount equal to (x) 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests LESS (y) the amount of any stock repurchases, redemptions and acquisitions made pursuant to SECTION 7.06(D).

          (b) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower commencing with the first fiscal quarter ending April 1, 2006, set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

     --------------------------------------------------------------
                                                      Maximum
                                                   Consolidated
            Four Fiscal Quarters Ending           Leverage Ratio
     --------------------------------------------------------------
     Closing Date through September 30, 2006        3.75:1.00
     --------------------------------------------------------------
     December 30, 2006 through September 29, 2007   3.50:1.00
     --------------------------------------------------------------
     December 29, 2007 through September 27, 2008   3.25:1.00
     --------------------------------------------------------------
     December 27, 2008 through September 25, 2009   2.75:1.00
     --------------------------------------------------------------
     December 26, 2009 and each fiscal quarter      2.50:1.00
     thereafter
     --------------------------------------------------------------

          (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower commencing with the first fiscal quarter ending April 1, 2006 to be less than the ratio set forth below opposite such fiscal quarter:

     --------------------------------------------------------------
                                                       Minimum
                                                    Consolidated
                                                    Fixed Charge
          Four Fiscal Quarters Ending              Coverage Ratio
     --------------------------------------------------------------
     Closing Date through September 29, 2007         1.05:1.00
     --------------------------------------------------------------
     December 29, 2007 through September 27,         1.20:1.00
     2008
     --------------------------------------------------------------
     December 27, 2008 through September 26,         1.25:1.00
     2009
     --------------------------------------------------------------
     December 26, 2009 through September 25,         1.40:1.00
     2010
     --------------------------------------------------------------
     December 25, 2010 and each fiscal quarter       1.50:1.00
     thereafter
     --------------------------------------------------------------

          7.12 AMENDMENTS OF ORGANIZATION DOCUMENTS. Amend any of its Organization Documents in any manner adverse to the Lenders in any material respect.

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

          7.13 ACCOUNTING CHANGES. Except to the extent necessary to conform the accounting policies or reporting practices of the Business to that of the Borrower and its Subsidiaries, make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

          7.14 PREPAYMENTS, ETC. OF INDEBTEDNESS. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in SCHEDULE 7.02(D), and (C) prepayments of Indebtedness permitted under SECTION 7.02(B), (F) and (M).

          7.15 AMENDMENT, ETC. OF RELATED DOCUMENTS AND INDEBTEDNESS. (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (b) except to the extent it is immaterial or not adverse to the interests of the Lenders, amend, modify or change any term or condition of any Related Document or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Related Document, except to the extent it is immaterial or not adverse to the interests of the Lenders, (d) knowingly take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender or (e) amend, modify or change in any manner any term or condition of any Indebtedness set forth in SCHEDULE 7.02(D), except for any refinancing, refunding, renewal or extension thereof permitted by SECTION 7.02(D); PROVIDED, that, any determination as to materiality or immateriality and adversity to the interests of the Lenders with respect to the Related Documents shall be made by the Administrative Agent in its reasonable judgment.

          7.16 WHOLLY OWNED SUBSIDIARIES. Permit any Guarantor or any Material Subsidiary not to be a wholly owned Subsidiary or, in the case of any Material Subsidiary that is a Foreign Subsidiary, a Qualified Non-Wholly owned Subsidiary.

          7.17 SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, which are, in any case, inconsistent with prior practice and not otherwise made in the ordinary course of business.

          7.18 FORMATION OF SUBSIDIARIES. Organize or invest in any new Subsidiary except as permitted under SECTION 7.03(C) and (H).

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

          8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a) NON-PAYMENT. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or

          (ii) pay within 5 days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

          (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.01, 6.02(A) AND
     (B), 6.03, 6.05, 6.10, OR 6.18 or ARTICLE VII; or

          (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 8.01(A) or (B) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) notice of such default shall have been given to the Borrower by the Administrative Agent and (ii) a Responsible Officer of any Loan Party shall have actual knowledge of such failure; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (other than in respect of any representation or warranty that is subject to a Material Adverse Effect qualifier, in which case, such representation or warranty shall be incorrect) when made or deemed made except with respect to any representation or warranty to the extent incorrect solely as to Immaterial Subsidiaries; or

          (e) CROSS-DEFAULT. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by

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

     the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

          (f) INSOLVENCY PROCEEDINGS, ETC. The Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

          (h) JUDGMENTS. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by (A) independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage, or (B) an indemnity by Kraft Foods, Inc., Premark International, Inc. or Sara Lee Corporation (the "APPLICABLE INDEMNITOR"), as applicable, pursuant to a legally binding agreement then in full force and effect as to which the Borrower shall have made a claim for indemnification from the Applicable Indemnitor in accordance with the applicable agreement and the Applicable Indemnitor does not dispute such claim or its obligations to indemnify), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount

          (j) FOREIGN BENEFITS PLANS. The occurrence of any of the following events, where such events individually or in the aggregate with all other events in this SECTION 8.01(J), could reasonably be expected to have a Material Adverse Effect: (i) any employer or employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan are not made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is not sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; or (iii) any Foreign Plan required to be registered is not registered or is not maintained in good standing with applicable regulatory authorities; or

          (k) INVALIDITY OF LOAN DOCUMENTS. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

          (l) CHANGE OF CONTROL. There occurs any Change of Control; or

          (m) COLLATERAL DOCUMENT. Any Collateral Document after delivery thereof pursuant to SECTION 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

          8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

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

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

           FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

           SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

           THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them;

           FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, amounts owing under Secured Swap Contracts and amounts owing under Secured Foreign Credit Lines, ratably among the Lenders, the L/C Issuer, the Hedge Banks, the Foreign Credit Line Banks in proportion to the respective amounts described in this clause FOURTH held by them;

           FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

           SIXTH, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate

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      amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

           LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.03(C), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

          9.01 APPOINTMENT AND AUTHORITY. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents (other than the Swap Contracts and Secured Foreign Credit Lines) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ARTICLE are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

          (b) The Administrative Agent shall also act as the "COLLATERAL AGENT" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable) and potential Hedge Bank and/or Foreign Credit Line Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, Hedge Bank, Foreign Credit Line Bank and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to SECTION 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this ARTICLE IX and ARTICLE X (including SECTION 10.04(C), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial

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advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

          9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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          9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as no Default shall have occurred and be continuing (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as

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the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE and SECTION 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

          Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

          9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

          9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of

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whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under SECTIONS 2.03(I) and (J), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.09 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

          9.10 COLLATERAL AND GUARANTY MATTERS. The Lenders and the L/C Issuer irrevocably authorize and hereby direct the Administrative Agent in accordance with the terms hereof:

          (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations and Obligations in respect of Secured Swap Contracts and Secured Foreign Credit Lines) and the expiration or termination of all Letters of Credit, (ii) that is sold or transferred or to be sold or transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document (or expressly permitted pursuant to a waiver, amendment, modification of or consent, in accordance with SECTION 10.01 hereof, to a transaction otherwise prohibited hereunder or by any other Loan Document), including by way of merger or consolidation, or (iii) if approved, authorized or ratified in writing in accordance with SECTION 10.01 hereof;

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          (b) to release any Guarantor from its obligations under the Guaranty and Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

          (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 7.01(I), or, in the case of
     SECTION 7.01(I), to release such Lien held by the Administrative Agent.

          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this SECTION 9.10. In each case as specified in this SECTION 9.10, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this SECTION 9.10.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in SECTION 4.01, or, in the case of the initial Credit Extension, SECTION 4.02, without the written consent of each Lender;

          (b) after the initial Credit Extension, waive any condition set forth in SECTION 4.02 without the written consent of the Required Revolving Lenders;

          (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

          (d) postpone any date scheduled for any payment of principal of, or interest on, the Loans pursuant to SECTION 2.07 or 2.08 due to the Lenders without the written consent of each Lender entitled to such payment or any date fixed for any payment of fees hereunder payable to a Lender or L/C Issuer without the consent of such Lender or L/C Issuer;

          (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this SECTION 10.01)

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     any fees or other amounts payable hereunder or under any other Loan
     Document; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

          (f) change (i) SECTION 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of SECTION 2.05(B) or 2.06(B), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term B Facility, the Required Term B Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

          (g) change any provision of this SECTION 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

          (i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

          (j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term B Facility, the Required Term B Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and PROVIDED FURTHER that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv)
SECTION 10.06(H) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

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          10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES. (a) NOTICES
GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on SCHEDULE 10.02; and

               (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

          (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such ARTICLE by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, PROVIDED that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE

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ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR
OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "AGENT PARTIES") have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; PROVIDED, HOWEVER, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (d) CHANGE OF ADDRESS, ETC. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

          (e) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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          10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) COSTS AND EXPENSES. The
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable fees and out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such

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Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of SECTION 2.12(D).

          (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) SURVIVAL. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and

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the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

          10.06 SUCCESSORS AND ASSIGNS. (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 10.06(B), (II) by way of participation in accordance with the provisions of SECTION 10.06(D), (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 10.06(F), or (iv) to an SPC in accordance with the provisions of
SECTION 10.06(H) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SECTION 10.06(B), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that

               (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

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               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this CLAUSE (II) shall not (A) apply to rights in respect of Swing Line Loans or (b) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

               (iii) any assignment of a Revolving Credit Commitment must be approved (such approval not to be unreasonably withheld or delayed) by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

               (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee as set forth in ANNEX I hereto; and

               (v) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
SECTION 10.06(D).

          (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a

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material or other substantive change to the Loan Documents is pending, any
Lender may request and receive from the Administrative Agent a copy of the Register.

          (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to SECTION 10.01 that directly affects such Participant. Subject to SUBSECTION (E) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 10.06(B). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

          (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 3.01(E) as though it were a Lender.

          (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank without the consent of the Borrower; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce

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Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          (h) SPECIAL PURPOSE FUNDING VEHICLES. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under SECTION 2.12(B)(II). Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (i) RESIGNATION AS L/C ISSUER OR SWING LINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to SECTION 10.06(B), Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(C)). If Bank of America resigns as Swing Line

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Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(C).

          10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. (a) Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

          (b) Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

          (c) For the purposes of this SECTION 10.07, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or their respective businesses and Subsidiaries, other than any such information that is available to the Administrative Agent, the L/C Issuer or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to

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set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the

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Administrative Agent or any Lender may have had notice or knowledge of any
Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under SECTION 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that:

          (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in SECTION 10.06(B);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, Swing Line participations to the extent funded and paid to the Swing Line Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under SECTION 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under SECTION 3.04 or payments required to be made pursuant to
     SECTION 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d) such assignment does not conflict with applicable Laws.

          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          10.14 GOVERNING LAW; JURISDICTION; ETC. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT THEREOF, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

          10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             TUPPERWARE CORPORATION

                               By:  /s/ Thomas M. Roehlk
                                    -------------------------------
                               Name:    Thomas M. Roehlk
                               Title:   Executive Vice President, Chief Legal
                                        Officer, and Secretary

                               BANK OF AMERICA, N.A., as
                               Administrative Agent

                               By:  /s/ David L. Catherall
                                    -------------------------------
                               Name:    David L. Catherall
                               Title:   Vice President

                               BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

                               By:  /s/ David L. Catherall
                                    -------------------------------
                               Name:    David L. Catherall
                               Title:   Vice President

                               ABN AMRO BANK N.V.

                               By:  /s/ Tracie Elliot
                                    -------------------------------
                               Name:    Tracie Elliot
                               Title:   Director


                               By:  /s/ David Carroll
                                    -------------------------------
                               Name:    David Carroll
                               Title:   Director

                               THE GOVERNOR AND COMPANY OF THE
                               BANK OF IRELAND

                               By:  /s/ Mark McGoldrick
                                    -------------------------------
                               Name:    Mark McGoldrick
                               Title:   Managing Director


                               By:  /s/ Brian Williams
                                    -------------------------------
                               Name:    Brian Williams
                               Title:   Vice President

                               BANCA NAZIONALE DEL LAVORO SPA, NEW
                               YORK BRANCH

                               By:  /s/ Juan Cortes       /s/ Francesco Di Mario
                                    --------------------------------------------
                               Name:    Juan Cortes           Francesco Di Mario
                               Title:   Relationship Manager  Senior Manager

                               CALYON NEW YORK BRANCH

                               By:  /s/ Samuel L. Hill
                                    -------------------------------
                               Name:    Samuel L. Hill
                               Title:   Managing Director


                               By:  /s/ David P. Cagle
                                    -------------------------------
                               Name:    David P. Cagle
                               Title:   Managing Director

                               COMERICA BANK

                               By:  /s/ Gerald R. Finney, Jr.
                                    -------------------------------
                               Name:    Gerald R. Finney, Jr.
                               Title:   Vice President

                               COMMERCEBANK, N.A.

                               By:  /s/ Alan L. Hills
                                    -------------------------------
                               Name:    Alan L. Hills
                               Title:   Vice President

                               FIRST TENNESSEE BANK NATIONAL
                               ASSOCIATION

                               By:  /s/ John C. Fox
                                    -------------------------------
                               Name:    John C. Fox
                               Title:   Executive Vice President

                               FORTIS CAPITAL CORP.,
                               as Lender

                               By:  /s/ John W. Deegan
                                    -------------------------------
                               Name:    John W. Deegan
                               Title:   Senior Vice President


                               By:  /s/ Steven Silverstein
                                    -------------------------------
                               Name:    Steven Silverstein
                               Title:   Vice President

                               HSBC BANK USA, NATIONAL ASSOCIATION

                               By:  /s/ Jose M. Cruz
                                    -------------------------------
                               Name:    Jose M. Cruz
                               Title:   Senior Vice President

                               JPMORGAN CHASE BANK, N.A.

                               By:  /s/ Steve Willmann
                                    -------------------------------
                               Name:    Steve Willmann
                               Title:   Vice President

                               KBC BANK N.V.

                               By:  /s/ Eric Raskin
                                    -------------------------------
                               Name:    Eric Raskin
                               Title:   Vice President


                               By:  /s/ Robert Snauffer
                                    -------------------------------
                               Name:    Robert Snauffer
                               Title:   First Vice President

                               KEYBANK NATIONAL ASSOCIATION

                               By:  /s/ Marianne T. Meil
                                    -------------------------------
                               Name:    Marianne T. Meil
                               Title:   Vice President

                               MIZUHO CORPORATE BANK, LTD.

                               By:  /s/ Raymond Ventura
                                    -------------------------------
                               Name:    Raymond Ventura
                               Title:   Deputy General Manager

                               THE NORTHERN TRUST COMPANY

                               By:  /s/ John A. Konstantos
                                    -------------------------------
                               Name:    John A. Konstantos
                               Title:   Vice President

                               UNION BANK OF CALIFORNIA, N.A.

                               By:  /s/ Matthew Krajniak
                                    -------------------------------
                               Name:    Matthew Krajniak
                               Title:   Assistant Vice President

                                     ANNEX I
                         PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an "ASSIGNMENT FEE") in the amount of $2,500 for each assignment; PROVIDED that, in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 PLUS the amount set forth below:

              TRANSACTION:                    ASSIGNMENT FEE:
              ------------                    ---------------
       First four concurrent assignments or         -0-
       suballocations to members of an
       Assignee Group (or from members
       of an Assignee Group, as applicable)

       Each additional concurrent                  $500
       assignment or suballocation to a
       member of such Assignee Group (or
       from a member of such Assignee
       Group, as applicable)

For purposes hereof, "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.